As filed with the Securities and Exchange Commission on July 12, 2019

Registration No. 333-224549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment #11)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YayYo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7371	81-3028414
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jonathan Rosen

Chief Executive Officer

YayYo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter DiChiara, Esq.	Richard A. Friedman, Esq.
Ross Carmel, Esq.	Nazia Khan, Esq.
Carmel, Milazzo & DiChiara LLP	Sheppard, Mullin, Richter &
55 West 39th Street, 18th Floor	Hampton LLP
New York, New York 10018	30 Rockefeller Plaza, 39th Floor
Telephone: (212) 658-0458	New York, NY 10112
Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee (3)
Common stock, par value $0.000001 per share (2)(3)		$11,500,000		$1,393.80
Warrants to purchase Common Stock to be issued to the Underwriter (4)(8)	$		$
Common Stock issuable upon exercise of Warrants to purchase Common Stock to be issued to the Underwriters (3)(4)		$718,750		87.11
Common stock, par value $0.000001 per share offered for Selling Securityholder (3)(4)(5)(7)		$600,000		72.72
Selling Securityholder common stock purchase warrant (5)(8)
Common stock issuable upon exercise of Selling Securityholder warrant (3)(7)		$6,000,000		727.20
Total:		$18,818,750		$2,280.83	(9)

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)

We have agreed to issue to the underwriters, upon closing of this offering, warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the representative to purchase 5% of the number of shares of common stock sold in this Offering, (excluding shares of common stock sold to cover over-allotments, if any). Resales of shares of common stock issuable upon exercise of the underwriter warrants are being similarly registered on a delayed or continuous basis. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the price per share sold in this offering. See “Underwriting.”

(5)	Includes (a) 150,000 outstanding shares of the registrant’s common stock, and (b) 1,500,000 shares of common stock issuable upon exercise of common stock purchase warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent that such common stock purchase warrants provide for a change in the number of shares of common stock into which they are convertible or for which they are exercisable to prevent dilution resulting from stock splits, stock dividends, or similar transactions, this registration statement shall be deemed to cover such additional shares of common stock issuable in connection with any such provision.

(6)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. The shares offered hereunder may be sold by the Selling Securityholder from time to time in the open market, through privately negotiated transactions or a combination of these methods, at a fixed price of $4.00 per share until our shares of common stock are quoted on Nasdaq or the OTCQX, if at all, and thereafter at prevailing market prices at the time of sale or privately negotiated prices or a combination of these methods.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Selling Securityholder Warrant is exercisable at a per share exercise price equal to $4.00 per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representatives’ Selling Securityholder Warrant is equal to $747.00.

(8)	No fee required pursuant to Rule 457(g).

(9)	$2,255.00 previously paid.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of 2,875,000 shares of our common stock (including shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any) through the underwriters named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount up to 1,650,000 shares of our common stock (the “Selling Stockholder Prospectus”), consisting of up to (i) 150,000 shares of our common stock and (ii) 1,500,000 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants. The IPO Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Pages for Selling Stockholder Prospectus.”

The Selling Stockholder Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;
●	they contain different Offering sections in the Prospectus Summary section;
●	they contain different Use of Proceeds sections;
●	the Capitalization section is deleted from the Selling Stockholder Prospectus;
●	the Dilution section is deleted from the Selling Stockholder Prospectus;
●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;
●	the Underwriting section from the IPO Prospectus is deleted from the Selling Stockholder Prospectus and a Plan of Distribution is inserted in its place; and
●	the Legal Matters section in the Selling Stockholder Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Stockholder Prospectus as compared to the Prospectus.

The sales of our securities registered in the Prospectus and the shares of our common stock registered in the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our securities. This risk and other risks are included in “Risk Factors” beginning on page 7 of the IPO Prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 12, 2019

PROSPECTUS

YayYo, Inc.

2,500,000 Shares of Common Stock

This is an initial public offering of shares of common stock of YayYo, Inc. We are offering 2,500,000 shares of our common stock.

Prior to this primary offering, there has been no public market for our common stock. The public offering price of the shares will be $4.00. Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “YAYO,” and we expect that our common stock will begin trading on The Nasdaq Capital Market immediately following the pricing of this offering.

We intend to use the proceeds from this primary offering to be used for the acquisition of passenger vehicles made available for rent for general corporate purposes, including working capital and sales and marketing activities. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)(2)	$	$
Proceeds, before expenses, to us	$	$

(1)	Represents underwriting discount and commissions equal to 8% per share (or $0.32 per share), which is the underwriting discount we have agreed to pay on all investors in this Offering introduced by the underwriters.
(2)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 84 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to Aegis Capital Corp., as representative of the underwriters, warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the representative to purchase 5% of the number of shares of common stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any). The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 84.

We have granted the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 375,000 common shares on the same terms as the other shares being purchased by the underwriters from us.

The underwriters expect to deliver the shares against payment in New York, New York on             , 2019.

Prospectus dated                , 2019

Aegis Capital Corp.

Through and including        , 2019 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “YayYo,” “we,” “our,” or “us” in this prospectus mean YayYo, Inc.;

●	an initial public offering price of our common stock of $4.00 per share;

●	all references to the “primary offering” refer to the offering contemplated by the IPO Prospectus;

●	“year” or “fiscal year” mean the year ending December 31st; and

●	all dollar or $ references when used in this prospectus refer to United States dollars;

Concurrent with the primary offering, the Company is registering shares of common stock in connection with the potential resale by certain selling stockholders of an aggregate amount up to (i) 150,000 shares of our common stock and (ii) 1,500,000 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants. Please read the risk factors, including the risk factor titled “Sales of our common stock in the primary offering will be taking place concurrently with common stock registered by selling stockholders which might affect the price, demand, and liquidity of our common stock” on page 29.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to “capital stock,” “common stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to YayYo, Inc. and “we,” “our,” “us,” the “Company,” the “registrant,” or “YayYo” refer to YayYo, Inc., a Delaware corporation. References in this prospectus to the terms “Company,” “we,” “our” or words of like import mean YayYo, Inc. and its direct and indirect subsidiaries, which currently consist of Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”), Savvy LLC, a Delaware limited liability company (“Savvy”) and Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”).

About our Company

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

On August 12, 2017, we announced we were shifting our primary focus in the transportation/ridesharing industry from the development of the Metasearch App. We have no intention of continuing this business direction. As of the date of this Prospectus, the Company’s operating business segments include (i) an online rideshare vehicle booking platform to service the ridesharing economy through Rideshare (the “Rideshare Platform”), and (ii) the leasing of a fleet of standard passenger vehicles to be made commercially available for rent through Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicle and services to drivers in the ridesharing economy.

The Company operations are organized into two business segments across the ridesharing and transportation industry:

Rideshare Platform—On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of a proprietary transportation network system focused on the developing of a Rideshare marketplace booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on its operating online platform, located at www.Ridesharerental.com. The Rideshare Platform is a proprietary car-rental marketplace that connects the Company’s Fleet Management vehicles, other fleet owners and selected individual car owners with Rideshare drivers seeking rental vehicles.

Fleet Management— On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Fleet Management business focuses on the maintenance of a fleet of brand new standard passenger vehicles, under lease contract with the Company, to be subsequently rented directly to drivers in the ridesharing economy. The Fleet Management business and vehicles are made commercially available through the Company’s Rideshare Platform.

Recent Developments

YayYo, Inc. - Recent Financing Activities

As of June 30, 2019, the Company had 26,802,976 shares of common stock issued and outstanding. From January 2018 to June 30, 2019, the Company issued (i) 46,330 shares of common stock under the Regulation A+ Offering (defined below) in exchange for cash proceeds, and (ii) 986,095 shares of restricted common stock, pursuant to following:

●	155,850 shares of restricted common stock were issued in connection with the issuance of notes payable;

●	432,500 shares of restricted common stock were issued for services;

●	99,245 shares of restricted common stock were issued for payment of accounts payable and accrued expenses; and

●	298,500 shares of restricted common stock were issued for a capital lease obligation.

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As of July 12, 2019, with the issuances above, we had 26,802,976 shares of common stock issued and outstanding.

In December 2016, we filed an offering statement pursuant to Regulation A of the Securities Act, which was qualified by the SEC on March 17, 2017. We offered up to a maximum of 6,250,000 shares of common stock on a “best efforts” basis, at a price of $8.00 per share. On March 16, 2018, we closed the Regulation A offering, after issuing 365,306 shares of common stock for proceeds of approximately $1.8 million net of offering expenses (the “Regulation A+ Offering”).

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, of our common stock (the “Warrant Shares”), with an exercise price of $4.00 per share (the “Warrants” or the “Selling Securityholder Warrant”) and 150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

YayYo, Inc.’s obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

Further, in 2018, the Company issued notes payable and also issued an aggregate of 5,850 shares of its common stock to the note holders as additional incentive to make the loans.

In February 2018, the Company issued 81,250 shares of its common stock to two individuals for services rendered. In May 2018, the Company issued 1,250 shares of its common stock to a company for services.

On April 1, 2018, the Company entered into an incentive agreement for a grant of stock with Dave Haley, a former director of the Company, pursuant to which Mr. Haley has agreed to write, provide and procure two particular insurance policies (the “Special Policies”) for Rideshare and Distinct Cars, in consideration for 250,000 shares of Company restricted common stock, provided further, that in consideration for certain monetary advances made and extended by Mr. Haley on behalf of the Company for certain down payment requirements for the Special Policies, the Company has agreed to issue Mr. Haley 14,945 shares of Company restricted common stock, at a price per share equal to $8.00, as reimbursement for the cost of Mr. Haley’s monetary advances made on behalf of the Company.

In July 2018, the Company issued a consultant 100,000 shares of common stock for an agreement to provide services. The Company entered into an agreement with the consultant to cancel the shares in November 2018.

During fiscal year 2017, the Company entered into vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”) and issued additional consideration the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company. On December 2017, July 2018 and November 2018, the Company issued the Lessor an additional 250,000, 91,500 and 207,000 shares of common stock, respectively, under similar arrangements in connection with lease arrangements.

As of June 30, 2019, December 31, 2018 and December 31, 2017, the Company has total lease obligations in the amount of $3,221,785, $3,790,147 and $1,593,291, respectively, (collectively, the “Finance Lease Obligations”).

3

On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

Distinct Cars, LLC - Recent Financing Activities

As of the date of this prospectus, Distinct Cars, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Lessor to lease standard passenger vehicles, each with an approximate lease term of 30 to 36 months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $342 per month to $621 per month. At the end of the term of the Lease Agreement, lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $319,667 from 38 accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is 36 months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements described above subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder received a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage.

Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 7 of this prospectus.

Information Regarding our Capitalization

As of July 12, 2019, we had 26,802,976 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found in the sections of this prospectus titled “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

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Organizational History

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company, Savvy LLC, a Delaware limited liability company, Rideyayyo LLC, a Delaware limited liability company and Rideshare Car Rentals LLC, a Delaware limited liability company.

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

Corporate Information

Our principal executive office is located at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. Our telephone number is (310) 926-2643. Our web address is www.yayyo.com. Information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) December 31, 2019, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2019. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

5

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

SUMMARY OF THE OFFERING

Common stock offered by us	2,500,000 shares.

Common stock outstanding prior to the primary offering (1)	26,802,976 shares common stock

Common stock to be outstanding after the primary offering (1)	29,302,976 shares (29,677,976 shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option of common stock offered by us	The underwriters have a 45-day option to purchase up to 375,000 additional shares of common stock.

Use of Proceeds	We currently intend to use the net proceeds to us from this primary offering to purchase vehicles to add to our fleet of passenger vehicles made available for rent through our wholly-owned subsidiary, Distinct Cars, and for general corporate purposes, including working capital and sales and marketing activities. See the section of this prospectus titled “Use of Proceeds” beginning on page 36.

Proposed Listing

Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “YAYO,” and we expect that our common stock will begin trading on The Nasdaq Capital Market immediately following the completion of this offering.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue upon the closing of this offering to Aegis Capital Corp., as representative of the underwriters, warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the representative to purchase 5% of the number of shares of common stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any). The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	Our executive officers, directors, and stockholders, have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for certain periods of time following the closing of this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Voting Trust

Mr. El-Batrawi has entered into a Voting Trust Agreement (the “Trust”) pursuant to which the voting power of all of his outstanding common stock will be controlled by a trustee who will use the voting power of the common stock held in the Trust to vote on all matters presented for a vote of stockholders in the same proportion that the shares of common stock not subject to the Trust voted on such matters. Mr. El-Batrawi entrance into the Voting Trust Agreement is a condition for the Company’s approval for listing on The Nasdaq Capital Market.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)

As of July 12, 2019. Does not include (a) 1,500,000 shares of our common stock issuable upon exercise of common stock purchase warrants; and (b) 300,000 shares of our common stock issuable upon exercise of granted and vested stock options granted under our 2016 Equity Incentive Plan.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

We are an emerging growth company with a limited operating history and limited sales to date.

The Company is subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully operate our business segments. There can be no assurance that the Company will be able to successfully operate our business segments, including without limitation the Company’s technologies, products and services.

The Company was incorporated on November 16, 2016 and only commenced operations thereafter. The Company was incorporated pursuant to the simultaneous filing of the Company’s certificate of incorporation, as filed and stamped by the Delaware Secretary of State on November 16, 2016, and the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation”, as filed and stamped on the same date by the Delaware Secretary of State pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware. Accordingly, we have limited operating history upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing (i) an online rideshare marketplace booking platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, we have limited operating history in the vehicle rental, fleet management and transportation industry. We generated $3,289,478 in revenue for fiscal year 2018.

Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, our ability to develop and market new products, control costs, and general economic conditions. The Company has engaged in limited operations to date, and although the Company believes that its plans to grow, expand and scale operations organically will be successful, there is no assurance that this will be the case. There can be no assurance that the Company’s sales projections and marketing plans will be achieved as anticipated and planned. The Company cannot assure prospective investors that it will be able to successfully develop and market its products and services which may have a material adverse effect on our business.

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We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely predominantly on revenues generated from operations to fund all of the cash requirements of our activities; however, we do not expect that our current cash on hand will fund our existing operations and future business growth. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

We have incurred net losses since inception.

For the six month period ended June 30, 2019, we generated a loss of $996,915 and had an accumulated deficit of $22,238,609. For the fiscal year ended December 31, 2018, we generated a loss of $13,189,122 and had an accumulated deficit of $21,241,694. For the fiscal year ended December 31, 2017, we generated a loss of $6,568,863 and had an accumulated deficit of $8,052,572. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have significant working capital requirements and issuance of common stock or the exercise of outstanding warrants and options to meet these working capital requirements and fund our operations may dilute your investment.

We have been operating at a loss since inception and our working capital requirements continue to be significant. As of December 31, 2017, and 2018, and June 30, 2019 our working capital deficit was $618,910, $5,007,729 and $5,641,266, respectively. We have been supporting our business predominantly through the sale of debt and equity since inception. Since 2017, we have also been supporting our business through our operating cash flow from our limited operational business segments. However, to date the majority of our working capital needs have been funded through third-party capital financings. We will need additional funding to develop our business segments, to increase our sales and marketing capabilities, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Our working capital requirements depend and will continue to depend on numerous factors, including the timing of revenues, the expense involved in development of our products and services, and capital improvements. If we are unable to generate sufficient revenue and cash flow from operations, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations, which may have the effect of diluting our existing stockholders or restricting our ability to run our business.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in dilution to our then existing stockholders. As of the date of this filing, we have issued and outstanding the Selling Securityholder Warrant to purchase an aggregate of 1,500,000 shares of our common stock. We have also reserved an aggregate of 10,000,000 shares of common stock for issuance under our 2016 Equity Incentive Plan (the “2016 Plan”). As of June 30, 2019, we have options to purchase an aggregate of 300,000 shares of our common stock outstanding pursuant to our 2016 Plan.

We have outstanding debt and lease commitments, which are secured by our assets and it may make it more difficult for us to make payments on our other debt and lease obligations.

As of June 30, 2019, December 31, 2018 and December 31, 2017, we had outstanding indebtedness totaling $3,233,087, $2,690,181 and $909,889, respectively. As of June 30, 2019, December 31, 2018 and December 31, 2017, we had outstanding lease obligations totaling $3,221,785, $3,790,147 and $1,593,291, respectively.

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Our debt and lease commitments could have important consequences to you. For example, they could:

●	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

●	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

●	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

●	make it more difficult for us to satisfy our obligations with respect to our notes;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources, we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel potential acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

Our Rideshare Platform user metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may seriously harm and negatively affect our reputation and our business.

We regularly review key metrics related to the operation of our Rideshare Platform business, including, but not limited to, our monthly average users, subscribers and customers to evaluate growth trends, measure our performance, and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. Errors or inaccuracies in our metrics or data could result in incorrect business decisions and inefficiencies. For instance, if a significant understatement or overstatement of Rideshare Platform users were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of users to satisfy our growth strategies.

Our Rideshare Platform emphasizes rapid innovation and prioritizes long-term user engagement over short-term financial condition or results of operations. That strategy may yield results that sometimes do not align with the market’s expectations. If that happens, our stock price may be negatively affected.

Our Rideshare Platform business is growing and becoming more complex, and our success depends on our ability to quickly develop and launch new and innovative products. Our focus on complexity and quick reactions could result in unintended outcomes or decisions that are poorly received by our users or partners. Our culture also prioritizes our long-term user engagement over short-term financial condition or results of operations. We frequently make decisions that may reduce our short-term revenue or profitability if we believe that the decisions benefit the aggregate user experience and will thereby improve our financial performance over the long-term. These decisions may not produce the long-term benefits that we expect, in which case, our user growth and engagement, our relationships with advertisers and partners, as well as our business, operating results, and financial condition could be seriously harmed.

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Our Rideshare Platform and software is highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

Our Rideshare Platform and software is highly technical and complex. Our Rideshare Platform may contain undetected software bugs, hardware errors, and other vulnerabilities. These bugs and errors can manifest in any number of ways in our products, including through diminished performance, security vulnerabilities, malfunctions, or even permanently.

We also could face claims for product liability, tort, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm our reputation and our business. In addition, if our liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be seriously harmed.

To carry out our business plan we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our planned capital expenditures. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to fund our other liquidity needs. We may need to delay capital expenditures or seek additional equity financing. For more information see “Management’s Discussion Analysis of Financial Condition and Results of Operation—Liquidity, Capital Resources and Plan of Operations” below.

Our debt and other commitments expose us to a number of risks, including cash requirements for debt and lease obligations, availability and interest rate variability, each of which could hamper our growth and profitability.

A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $3,233,087 of total notes payable of which $0 is long-term, and $3,221,785 of lease commitment obligations of which $1,559,309 is long-term, as of June 30, 2019. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $6,454,872 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

The interest rates we are charged on a substantial portion of our debt, including the Second Note payable, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

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We are a holding company and as a result rely on payments from our subsidiaries in order to meet our cash needs and service our debt. Our subsidiaries may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on our indebtedness.

As a holding company without independent means of generating operating revenues, YayYo, Inc., depends on dividends, distributions and other payments, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on our outstanding indebtedness

We face intense competition that may lead to downward pricing or an inability to increase prices.

The vehicle rental and used-vehicle sale industries are highly competitive and are increasingly subject to substitution. While price is not the only competitive factor, we believe price is one of the primary competitive factors in the vehicle rental market and that technology has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. In addition, our competitors may reduce prices in order to, among other things, attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Further, we may in the future develop and launch other products or services that may be in direct competition with the various players in the ridesharing industry, such as Uber and Lyft, and all of whom have greater resources than us. There are low barriers to entry, and we expect that competition will intensify in the future. We believe that numerous factors, including price, offerings, reliability, client base, brand name and general economic trends will affect our ability to compete successfully. Our existing and future competitors may include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully. Increased competition could result in significant competition, which in turn could result in lower revenues, which could materially adversely affect our potential profitability.

We might incur expenses to develop products that are never successfully commercialized.

We have incurred and expect to continue to incur research and development and other expenses in connection with our products business. The potential products to which we devote resources might never be successfully developed or commercialized by us for numerous reasons. Until June 30, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” (the “Metasearch App”).

As of the date of this prospectus, the Company has completed the development of the Metasearch App; however, it has no further intention to continue the development or marketing of the Metasearch App. While the Company does not intend to allocate additional corporate resources to the development of the Metasearch App, there can be no assurances that we will not incur additional expenses for the Metasearch App that has not been fully developed and/or commercialized. Such additional expenses could have a material adverse effect on our business, financial condition and prospects.

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We face risks related to uninsured liabilities or future claims that exceed our insurance limits.

Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the vehicles rented by us, and for employment-related injury claims by our employees. We purchase insurance to cover us for these claims. We cannot assure you, however, that we will not be exposed to uninsured liability potentially resulting in multiple payouts or otherwise, liabilities in respect of existing or future claims exceeding the level of our insurance, availability of sufficient capital to pay any uninsured claims or the availability of insurance with unaffiliated carriers maintained on economically reasonable terms, if at all. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance.

We are subject to a wide variety of regulatory burdens related to our operations and while management believes that the chosen operations and strategies are achievable in light of current economic and legal conditions, changes in the following regulatory areas may require management to make significant modifications to our stated strategies depending on future events.

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Environmental regulations. We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

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Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, fuel costs, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows.

We are subject to a wide variety of U.S. laws and regulations and changes in the level of government regulation of our business have the potential to materially alter our business practices and materially adversely affect our financial condition, results of operations, liquidity and cash flows, including our profitability. Those changes may come about through new laws and regulations or changes in the interpretation of existing laws and regulations.

Any new, or change in existing, U.S. law and regulation with respect to optional insurance products or policies could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenue and profitability. If customers decline to purchase supplemental liability insurance products from us as a result of any changes in these laws or otherwise, our results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Certain proposed or enacted laws and regulations with respect to the banking and finance industries, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (including risk retention requirements) and amendments to the SEC’s rules relating to asset-backed securities, could restrict our access to certain financing arrangements and increase our financing costs, which could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

We rely on third-party insurance policies to insure auto-related risks. If insurance coverage is insufficient for the needs of our business or our insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, financial condition and results of operations.

We procure third-party insurance policies which provide coverage for both owners and drivers on our platform. If the amount of one or more auto-related claims were to exceed our applicable aggregate coverage limits, we may bear the excess liability. Insurance providers have raised premiums and deductibles for many businesses and may do so in the future. As a result, our insurance and claims expense could increase. Our business, financial condition and results of operations could be adversely affected if (i) cost per claim, premiums or the number of claims significantly exceeds our historical experience and coverage limits, (ii) we experience a claim in excess of coverage limits, (iii) our insurance providers fail to pay insurance claims, or (iv) we experience a claim for which coverage is not provided.

Our actual losses may exceed our insurance reserves, which could adversely affect our financial condition and results of operations.

We establish insurance reserves for claims incurred but not yet paid and claims incurred but not yet reported and any related estimable expenses, and we periodically evaluate and, as necessary, adjust our insurance reserves as our experience develops or new information is learned. We employ various predictive modeling and actuarial techniques and make numerous assumptions based on limited historical experience and industry statistics to estimate our insurance reserves. Estimating the number and severity of claims, as well as related judgment or settlement amounts, is inherently difficult, subjective, and speculative. A number of external factors can affect the actual losses incurred for any given claim, including the length of time the claim remains open, fluctuations in healthcare costs, legislative and regulatory developments and judicial developments. Additionally, we may encounter in the future, instances of insurance fraud, which could increase our actual insurance-related costs. For any of the foregoing reasons, our actual losses for claims and related expenses may deviate, individually or in the aggregate, from the insurance reserves reflected in our consolidated financial statements. If we determine that our estimated insurance reserves are inadequate, we may be required to increase such reserves at the time of the determination, which could result in an increase to our net loss in the period in which the deficiency is determined and negatively impact our financial condition and results of operations.

We may not be able to obtain adequate financing to continue our operations.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to fund ongoing operations and continue research and development activities, including the Rideshare Platform, and our Fleet Management business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

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If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of our Chief Executive Officer, our directors and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Mr. El-Batrawi, the founder and original Chairman of the Board and original Chief Executive Officer of the Company from its incorporation of the Company, resigned as Chairman of the Board and Chief Executive Officer as a condition for being approved for listing on The Nasdaq Capital Market. While Mr. El-Batrawi will serve as a director, our management team has worked together for only a very short period of time and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Prospectus we have no employment agreements or similar arrangements with our executive officers. If we fail to reach mutually satisfactory agreement with our executives, any one or more of such persons may terminate their association with the Company. The loss of any one or more of these experienced executives may have a material and adverse effect on our Company and its business prospects.

Our business operations are dependent upon the ability of our new employees to learn their new roles.

Until June 30, 2017, we were focused on the development and commercialization of the Metasearch App. On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing the Rideshare Platform and our Fleet Management business.

In connection with the transition of our business operations, we have replaced many employees in key functions. As new employees gain experience in their roles, we could experience inefficiencies or a lack of business continuity due to loss of historical knowledge and a lack of familiarity of new employees with business processes, operating requirements, policies and procedures, some of which are new, and key information technologies and related infrastructure used in our day-to-day operations and financial reporting and we may experience additional costs as new employees learn their roles and gain necessary experience. It is important to our success that these new employees quickly adapt to and excel in their new roles. If they are unable to do so, our business and financial results could be materially adversely affected. In addition, if we were to lose the services of any one or more key employees, whether due to death, disability or termination of employment, our ability to successfully operate our business segments, financial plans, marketing and other objectives, could be significantly impaired.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

●	Our degree of success in generating rental and servicing fees from both our Fleet Management business and the Rideshare Platform;

●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;

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●	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our common stock, or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock, or other equity-related securities would have on the market price of our common stock at any given time.

Because certain of our shareholders control a significant number of shares of our common stock, they may have effective control over actions requiring shareholder approval.

In the aggregate, ownership of the Company’s shares of common stock by management and affiliated parties, assuming the sale of 1,650,000 shares of common stock owned as of record and beneficially by the Selling Securityholder to be registered under this prospectus, will represent approximately 60.7% of the issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and any merger, consolidation or sale or all of substantially all of our assets. In addition, these shareholders, acting together, would have the ability to control the management and affairs of our Company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;
●	impeding a merger, consolidation, takeover or other business combination involving us; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If our management is unable to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations, our results of operations, financial condition, liquidity and cash flows could suffer.

Because vehicle costs typically represent our single largest expense and vehicle purchases are typically made weeks or months in advance of the expected use of the vehicle, our business is dependent upon the ability of our management to accurately estimate future levels of rental activity and consumer preferences with respect to the mix of vehicles used in our rental operations. To the extent we do not purchase sufficient numbers of vehicles, or the right types of vehicles, to meet consumer demand, we may lose revenue to our competitors. If we purchase too many vehicles, our vehicle utilization could be adversely affected and we may not be able to dispose of excess vehicles in a timely and cost-effective manner. If our management is unable to accurately estimate future levels of rental activity and determine the appropriate mix of vehicles used in our rental operations, including because of changes in the competitive environment or economic factors outside of our control, our results of operations, financial condition, liquidity and cash flows could suffer.

Our corporate governance documents provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law which may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

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●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Concentrating voting control will limit or preclude our stockholders’ ability to influence corporate matters, including the election of directors, any merger, consolidation or other major corporate transaction requiring stockholder approval, which may negatively impact your liquidity and/or your gain on your investment.

As of the date of this prospectus, our founder and one of our directors, Ramy El-Batrawi, owns approximately 57.5% of our outstanding common stock shares. Common stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi.

Mr. El-Batrawi has entered into a Voting Trust Agreement (the “Trust”) pursuant to which the voting power of all of his outstanding common stock will be controlled by a trustee who will use the voting power of the common stock held in the Trust to vote on all matters presented for a vote of stockholders in the same proportion that the shares of common stock not subject to the Trust voted on such matters. The Trust shall be irrevocable, and shall terminate upon the earlier of (a) the written agreement of the Company, the trustee and a duly authorized representative of Nasdaq, or (b) the date upon which the Company is not listed on a security exchange controlled by Nasdaq.

In the absence of the Trust, Mr. El-Batrawi will be able to control any vote of our shareholders which may be required for the foreseeable future and may negatively impact your investment.

As of the date of this prospectus, the Gray Mars Venus Trust, of which John Gray is the beneficial owner, owns approximately 17.9% of our outstanding shares of common stock. Taking into account the effect of the Trust on voting power, the Gray Mars Venus Trust will control, after this offering approximately 16.4% of the Company’s voting stock and have a significant ability to influence corporate matters, including the election of directors, any merger, consolidation or other major corporate transaction requiring stockholder approval, which may negatively impact your liquidity and/or your gain on your investment.

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We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve vehicle utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of self-driving vehicles. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

User engagement and growth depends on software and device updates beyond our control.

Our mobile application and websites are currently available on multiple operating systems, including iOS and Android, across multiple different manufacturers, including Motorola, LG, Apple and Samsung and on thousands of devices. Changes to the device infrastructure or software updates on such devices could render our platform and services useless or inoperable and require users to utilize our website rather than our mobile application which may result in decreased user engagement. Any decrease in user engagement may devalue our value proposition to customers who may no longer continue to do business with us which may have a material adverse effect on business, financial conditions and results of operation.

Defects in our mobile application may adversely affect our business.

Tools, code, subroutines and processes contained within our mobile application may contain defects when updates and new versions are released. Our introduction of a mobile application with defects or quality problems may result in adverse publicity, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our services or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our users, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the ridesharing industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

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Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “YayYo”, “Distinct Cars” and “Rideshare” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A current decrease in economic activity in the United States or, depending on future operations, in other regions of the world in which we plan to operate our Fleet Management business segment, Rideshare Platform and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users’ interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the fuel sector, could result in a shift in consumer demand away from ridesharing services, which could also adversely affect our revenues and, at the same time, increase our costs.

Risks Relating to Our Business and Industry.

If our efforts to attract prospective customers to our Fleet Management business and Rideshare Platform are not successful, or we fail to retain customers or continue attracting existing customers to our products and services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding our total customer base, increasing revenue by effectively monetizing our Rideshare Platform user base, and increasing the number of customers to our Fleet Management business. We must convince prospective customers of the benefits of our ridesharing vehicle rental services and equipment offerings and our existing users of the continuing value of our products and services, including our Rideshare Platform. Our ability to attract new users and customers, retain existing users and customers. If we fail to keep pace with competing offerings or technological advancements to the ridesharing industry or fail to offer compelling product offerings and state-of-the-art delivery for our Rideshare Platform to meet consumer demands, our ability to grow or sustain the reach of our product and service offerings, attract and retain users and customers may be adversely affected.

We have no control over the Vehicle Registration Requirements or such other ridesharing vehicle requirements imposed by the major Transportation Network Company (“TNC”) providers, and our business may be adversely affected in the event that TNC providers restrict or limit prospective ridesharing drivers from utilizing or registering rental vehicles with the TNC.

We rely on the major TNC businesses that drive and service the ridesharing economy, over whom we have no control, to impose the Vehicle Registration Requirements and permit prospective ridesharing drivers to utilize lease or rental vehicles, such as our product offerings, under their employment with the major TNC ridesharing services. We cannot guarantee that each major TNC business will always permit prospective ridesharing drivers to use third-party lease or rental vehicles under their employment agreement with the TNC.

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Our business may be adversely affected if our ability to rent vehicles maintained under our Fleet Management business is limited, impaired or delayed because of a modification to the Vehicle Registration Requirements or any similar prohibition that prevents prospective ridesharing drivers from renting our Fleet Management vehicles or other third-party vehicle rentals for use under the terms of the prospective ridesharing drivers agreement with such TNC businesses.

We face risks of increased costs of cars, including as a result of limited supplies of competitively priced cars.

As of June 30, 2019, and December 31, 2018, we have a fleet of approximately 347 and 360 vehicles, respectively, all of which are under a lease contract with District Cars and financed by ACME Auto Leasing, LLC. In addition, under our booking platform we manage approximately 50 vehicles. In recent years, the average cost of new cars has increased. As of the date of this prospectus, we have financed the purchase and leasing of the Hyundai cars that we rent from ACME Auto Leasing. Under the terms of a commercial partnership program, Hyundai USA has agreed to extend fleet program competitive pricing options below manufactures’ suggested retail prices (“MSRP”) on all Hyundai vehicles purchased through selected dealerships. We cannot assure you that we will be able to maintain membership in the Hyundai commercial partnership program or continue receiving competitive pricing options below MSRP rates on all Hyundai vehicles purchased. If Hyundai USA cancels the commercial partnership program or does not offer us competitive terms and conditions, and we are not able to purchase sufficient quantities of cars from other automobile manufacturers on competitive terms and conditions or below MSRP rates, then we may be forced to purchase cars at higher prices, or on terms less competitive, than for cars purchased by our competitors. In addition, certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

Fluctuations in fuel costs or reduced supplies could harm our business.

We could be adversely affected by limitations on fuel supplies, the imposition of mandatory allocations or rationing of fuel or significant increases in fuel prices. A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the air travel on which a significant portion of our car rental business relies.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in California creates risks for us.

We have concentrated our reservations functions for the United States in one office location in Los Angeles, California, and we have concentrated our accounting functions for the United States in one office location in Los Angeles. In addition, our major information systems are centralized in our office location in Los Angeles. A disruption of normal business at any of our principal office location in Los Angeles, California, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

We face risks arising from our heavy reliance on communications networks and centralized information systems.

We rely heavily on information systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information systems in one office location in Los Angeles, California, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, not to eliminate it. In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

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The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our common stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the acquired business; and

●	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

Our business is cyclical, and a disruption in rental activity could materially adversely affect our results of operations.

In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. In the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

Certain significant components of our expenses, including real estate taxes, rent, utilities, maintenance and other facility-related expenses, the costs of operating our information systems and minimum staffing costs, are fixed in the short-run. Cyclical changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The Company believes that the second and third quarters of the year will be stronger quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations.

We may be unable to maintain or establish relationships with third-party partners, ridesharing services or technology providers, which could limit the information we are able to provide to users.

We anticipate that the demand for our products and services will be dependent on key relationships with ridesharing services, auto manufacturers, fleet providers and other industry providers. We will seek to develop and maintain relationships with these companies. Failure to continue to develop and/or maintain these relationships, and/or a failure for these relationships to yield benefit would have an adverse effect on our business.

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We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our skilled team members. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute and operate our business segments, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad.

Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Software engineers and technology professionals are key individuals in designing the code and algorithms necessary to our Rideshare Platform. Therefore, our ability to attract top talent and experienced engineers and technology professional is important to our success. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

We rely on non-employee third parties for important services which may impact steady growth if third parties to provide important services cannot be retained.

We will have a small number of employees and we do not have any operational infrastructure or prior operating history. We intend to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

We depend on third parties to provide us with services critical to our business including, equipment manufacturers that provide us with standard passenger vehicles and vehicle leasing services at competitive prices. While we believe that there is sufficient supply in the market, the failure of any of these third parties to adequately provide the needed services could have a material adverse effect on our business.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of the ridesharing industry are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the ridesharing industry or “Transportation Network Companies” (“TNC”) could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan that compete directly with ridesharing services, such as Uber and Lyft, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require TNCs, and as a result, us to significantly change our business practices with respect to this type of information.

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We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We believe that intellectual property will be critical to our success, and that we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition. While we believe that we will be issued trademarks, copyrights and other intellectual property to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable third-party patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our anticipated patent applications. Moreover, it is intended that we will rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our intended services will be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We may license in the future, certain proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also, to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. In order to protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products, services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

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Our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us.

We rely heavily on communication networks and information technology systems to accept reservations, process rental and sales transactions, manage our pricing, manage our revenue earning vehicles, manage our financing arrangements, account for our activities and otherwise conduct our business. Our reliance on these networks and systems exposes us to various risks that could cause a loss of reservations, interfere with our ability to manage our vehicles, slow rental and sales processes, adversely affect our ability to comply with our financing arrangements and otherwise materially adversely affect our ability to manage our business effectively. Our major information technology systems, reservations and accounting functions are centralized in a few locations worldwide. Any disruption, termination or substandard provision of these services, whether as the result of localized conditions (such as a fire, explosion or hacking), failure of our systems to function as designed, or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and information technology functions or by eliminating access to financing arrangements. Any disruption or poor performance of our systems could lead to lower revenues, increased costs or other material adverse effects on our results of operations, financial condition, liquidity or cash flows.

Defects in our Rideshare Platform and its functionality and the technology powering our custom development services may adversely affect our business.

It is anticipated that the tools, code, subroutines and processes contained within our Rideshare Platform or the technology powering our custom development services may contain defects when introduced and also when updates and new versions are released. The introduction of our Rideshare Platform or custom development services with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Manufacturer safety recalls could create risks to our business.

Our Fleet Management vehicles may be subject to safety recalls by their manufacturers. The Raechel and Jacqueline Houck Safe Rental Car Act of 2015 prohibits us from renting vehicles with open federal safety recalls and to repair or address these recalls prior to renting or selling the vehicle. Any federal safety recall with respect to our vehicles would require us to decline to rent recalled vehicles until we can arrange for the steps described in the recall to be taken. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to rent recalled vehicles for a significant period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our vehicles and could also result in the loss of business to our competitors. Depending on the severity of any recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the recalled vehicles and harm our general reputation.

If we are unable to purchase adequate supplies of competitively priced vehicles and the cost of the vehicles we purchase increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire vehicles vary based on market and other conditions. For example, certain vehicle manufacturers have in the past, and may in the future, utilize strategies to de-emphasize sales to the vehicle rental industry, which can negatively impact our ability to obtain vehicles on competitive terms and conditions. Consequently, there is no guarantee that we can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of vehicles, or if we obtain less favorable pricing and other terms when we acquire vehicles and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the ridesharing industry increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

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Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business model is entirely dependent on the continued success and viability of the ridesharing industry and “transportation network companies”, and we may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

The past year has seen a boom in the number of ridesharing companies that allow customers to order rides on demand using apps on their smartphones. Private drivers use their personal automobiles to pick up the customers and drive them to the desired destination in exchange for a negotiated fee. The passengers then write reviews, similar to other peer-to-peer online services. Large amounts of venture capital and private equity has been invested in a handful of these new companies, which have the potential to disrupt the traditional transportation industry. However, the ridesharing marketplace has come under increased scrutiny from governments and various interested groups (such as taxi drivers, taxi companies, environmentalists, etc.) have continuously opposed the proliferation of ridesharing services in recent years. Despite opposition from many of these interested groups and governmental agencies, on September 19, 2013, the California Public Utilities Commission (“CPUC”) voted unanimously to allow these ridesharing services to operate in California as a new category of business called “transportation network companies” (“TNC”).

In California, licenses will be issued to qualifying TNCs, subject to new regulations that require drivers to undergo criminal background checks and vehicle inspections, receive driver training, follow a zero-tolerance policy on drugs and alcohol, and carry insurance policies with a minimum of $1 million in liability coverage. Some of the companies that are expected to receive new TNC licenses include Lyft (www.lyft.me), SideCar (www.side.cr) and UberX (www.uber.com). The CPUC has responded to rapidly evolving disruptive technology and its decision will likely set an example for cities and states across the country. Its decision is also expected to preempt ongoing efforts by some California cities to regulate or ban peer-to-peer ridesharing under their authority to license taxi companies. The City of Los Angeles, however, is currently considering a possible appeal of the CPUC decision and implementing additional regulations to TNC drivers, which have been referred to as “Bandit cabs” by some on the City Council. Other cities across the country are also now looking at new regulations for Rideshare companies.

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As can be gleaned from these recent events around the ridesharing industry, this new business model is not without its opponents. Some raise concerns about public safety and the potential for abuse or unintended consequences, while others question whether the new regulations require additional enforcement capability. The taxi industry, which is less than pleased to see this new competition, has criticized these ridesharing apps as operating essentially like unlicensed taxi cabs. Since the new technology uses GPS to measure the distance of a ride and the corresponding fee, the taxi industry believes that it works similarly to a taxi meter and should therefore comply with local taxi ordinances. Some of the primary concerns raised by skeptics include how liability will be allocated between the TNC and its independent contractor driver, and how the insurance industry will adapt to this new business. Proper hiring practices, training and oversight by the TNC also will be necessary to ensure public safety. The extent to which the TNCs will be inspected and the new regulations enforced is still unclear, but this will be an important means by which the public may judge the safety of this new industry. Based on the direction states and cities are heading with respect to the governance of TNCs or ridesharing services, and the ever increasing popularity and use of ridesharing services and TNCs, it is likely that a number of laws and regulations will become applicable to us or the TNCs which we rely upon for the operation of products and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) liability, (ii) unionization, (iii) rules and standards for drivers, vehicles, and passenger safety, (iv) licensing and insurance requirements, and (v) environmental concerns, among others. It is difficult to predict how existing laws will be applied to our business and the new laws and regulations to which we and/or ridesharing services will likely become subject. If ridesharing services are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to sustain our operating business segments. We anticipate that scrutiny and regulation of the ridesharing industry will increase and we will be required to devote legal and other resources to addressing such regulation, either directly or indirectly. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service or operating costs.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party’s customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users’ new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

We depend upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. Our success will depend, in part, on our ability to operate without infringing the patent or other proprietary rights of others and our ability to preserve our trade secrets and other proprietary property, including our rights in any technology licenses upon which any of our products or services are based. Our inability to preserve such rights properly or operate without infringing on such rights would have a material adverse effect on our business, results of operations and financial condition. We currently do not own any registered copyrights, patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. In addition, there can be no assurance that any confidentiality agreements between us and our employees, or any license agreements with our customers, will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

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We may not be able to keep up with rapid technological changes.

To remain competitive, we must continue to enhance and improve the usability, functionality, and features of our Rideshare Platform and related services. The evolving nature of the ridesharing industry, transportation network companies, telecommunications, apps, and mobile based services, which is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, app and services obsolete. Our success will depend, in part, on our ability to develop, innovate, license or acquire leading technologies useful in our business, enhance our existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of our current and prospective users, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and app to user requirements or emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time. If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. Decreased performance with respect to some or all of these critical components of our business model has also been attributed to illegal attacks by third parties. If outages or delays occur frequently or increase in frequency, or businesses are not able to protect themselves adequately from such illegal attacks, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for our Rideshare Platform and related services.

Our business is dependent upon consumers renting our Fleet Management vehicles, using our Rideshare Platform and related services and if we fail to obtain broad adoption, our business would be adversely affected.

Our success will depend on our ability to monetize our fleet of vehicles and our Rideshare Platform, ensuring our Rideshare Platform is fully functional and reliable as intended, operate and educate consumers regarding the benefits of renting vehicles for ridesharing opportunities, and persuade them to adopt YayYo! and/or “Rideshare” as their “go to” ridesharing vehicle rental service provider. We do not know if our products and services will be successful over the long term and market acceptance may be hindered if our Rideshare platform does not function efficiently and/or our user experience is not compelling and financially beneficial to our users. If consumers do not adopt and use our Rideshare Platform and related services, we will not be able to generate revenues and our financial condition will suffer as a result.

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International expansion of our business exposes us to market, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy includes eventual international expansion. Adapting our Rideshare Platform to function internationally and doing business internationally involves a number of risks, including: (i) multiple, conflicting and changing laws and regulations such as tax laws, privacy laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses; (ii) obtaining regulatory approvals where required; (iii) requirements to maintain data and the processing of that data on servers located within such countries; (iv) complexities associated with managing multiple payment processing methods and multiple ridesharing service providers; (v) natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, protests, boycotts, curtailment of trade and other market restrictions; and (vi) regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), U.K. Bribery Act of 2010 and comparable laws and regulations in other countries. Any of these factors could significantly harm our future international expansion and operations and, consequently, our ability to generate revenue and results of operations.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or users or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and our third-party billing and collections providers and ridesharing service partners may collect and store sensitive data, including legally-protected personal information. We may also process and store and use additional third-parties to process and store, sensitive intellectual property and other proprietary business information, including that of our customers and collaborative partners. While we intend to implemented data privacy and security measures that will be compliant with applicable privacy laws and regulations, future security breaches could subject us to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We may become a party to intellectual property litigation or administrative proceedings that could be costly and could interfere with our ability to focus on our operating business segments.

The technology industry has been characterized by extensive litigation regarding patents, trademarks, trade secrets, and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. It is possible that U.S. and foreign patents and pending patent applications or trademarks controlled by third parties may be alleged to cover our products or services, or that we may be accused of misappropriating third parties’ trade secrets. Additionally, our products may include hardware and software components that we purchase from vendors and may include design components that are outside of our direct control. Our competitors, many of which have substantially greater resources and have made substantial investments in patent portfolios, trade secrets, trademarks, and competing technologies, may have applied for or obtained, or may in the future apply for or obtain, patents or trademarks that will prevent, limit or otherwise interfere with our ability to make, use, sell and/or export our products and services or to use product names. We may become a party to patent or trademark infringement or trade secret related disputes or litigation as a result of these and other third party intellectual property rights being asserted against us. The defense and prosecution of these matters are both costly and time consuming. Vendors from whom we purchase hardware or software may not indemnify us in the event that such hardware or software is accused of infringing a third party’s patent or trademark or of misappropriating a third party’s trade secret.

Further, if such patents, trademarks, or trade secrets are successfully asserted against us, this may harm our business and result in injunctions preventing us from selling our products, license fees, damages and the payment of attorney fees and court costs. In addition, if we are found to willfully infringe third party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties. Although patent, trademark, trade secret, and other intellectual property disputes in the technology industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may not be able to redesign our Rideshare Platform or related services in order to avoid infringement.

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Additionally, in the future we may need to commence proceedings against others to enforce our patents or trademarks, if applicable, or to protect our copyrights, trade secrets or know how, trade secrets or know how, or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. We may not be able to stop a competitor from marketing and selling products that are the same or similar to our products and services or from using product or service names that are the same or similar to ours, and our business may be harmed as a result.

We may face claims from companies that incorporate open source software into their products or from open source licensors, claiming ownership of, or demanding release of, the source code, the open source software or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to cease offering our Rideshare Platform unless and until we can re-engineer it to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. These risks could be difficult to eliminate or manage, and, if not addressed, could harm our business, financial condition and operating results.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our technology development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. We intend to monitor the use of open source software and will try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our Rideshare online platform and related services less attractive and reliable.

Internet usage and mobile app usage could decline if any well-publicized compromise of security occurs. Hacking involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our products and services and related systems upon which our products and services is reliant against hackers. There can be no assurance that any measures we may take will be effective. Security breaches could have a material adverse effect on our business. In addition, the inadvertent transmission if computer viruses or other digital problems could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user base.

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We currently have a small sales and marketing organization. If we are unable to expand our direct sales force in the U.S. to promote our services and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “YayYo!” business. We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

We currently serve a segment of the Rideshare driver market that is large and valuable, but has less than average credit and commercial financial performance. We cannot predict the future performance of this market segment.

Rideshare drivers are frequently unemployed, underemployed or otherwise financially challenged, which is one reason they are attracted to the rideshare business. We believe these drivers are critical to the rideshare ecosystem, that their numbers will grow, and they still perform financially to a degree that we can benefit. However, there can be no assurance that they will grow or maintain their percentage of the driver population, and that they will perform fiscally in a way that the company needs to generate a profit. Should they decrease in numbers or percentage of the driver population, or should we be unable to manage their successful payments for our cars, services, repairs or other charges, we may not be able to operate at a level of profit acceptable to the Company.

Risks Relating to Ownership of Our Securities.

There is no active public trading market for our common stock and we cannot assure you that an active trading market will develop in the near future.

Our common stock is not quoted in the over-the-counter markets and is not listed on any stock exchange and there is currently no active trading in our securities. Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “YAYO,” and we expect that our common stock will begin trading on The Nasdaq Capital Market immediately following the completion of this offering. We cannot assure you that an active trading market for our common stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

Sales of our common stock in the primary offering will be taking place concurrently with common stock registered by selling stockholders which might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders concurrently with the primary offering which include the potential resale by certain selling stockholders of an aggregate amount up to 1,650,000 shares of our common stock, consisting of up to (i) 150,000 shares of our common stock and (ii) 1,500,000 shares of our common stock issuable upon exercise of outstanding Selling Securityholder. Sales by these selling stockholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

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The public price of our common stock may be volatile, and could, following a sale decline significantly and rapidly.

The initial public offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this primary offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in the primary offering, or at all. Following this Offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

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This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of common stock.

There has been no public market for our common stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our common stock. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions. We cannot predict the extent to which an active market for our common stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our common stock.

Sales of our common stock under our resale registration statement and under Rule 144 could reduce the price of our stock.

25,389,156 of our outstanding shares of Common Stock are not subject to any legal restriction on transfer, including 1,654,412 shares, representing 6.2% of our common stock held by Acuitas Group Holdings, LLC which the shareholder has not yet agreed, and may not be subject to, a lock-up agreement. 1,413,820 of our outstanding shares of Common Stock “restricted securities” and are subject to restrictions on transfer. In general, persons holding “restricted securities,” must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. Shares shall be locked up as follows: (i) 15,425,000 shares of common stock held by X, LLC for one (1) year; (ii) 4,800,000 shares of common stock held by Gray Mars Venus Trust, Arizona 2015 for six (6) months; and (iii) 1,500,000 shares of common stock issuable upon exercise of outstanding warrants held by Bellridge Capital, L.P. for sixty days and (iv) 400,000 shares of common stock held by Bellridge Capital, L.P. for thirty days. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company may voluntarily file current reports on Form 8-K. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities. The registration statement to which this Prospectus relates also registers the potential resale by certain selling stockholders of an aggregate amount up to 1,650,000 shares of our common stock consisting of up to (i) 150,000 shares of our common stock and (ii) 1,500,000 shares of our common stock issuable upon exercise of outstanding Selling Securityholder Warrant, which shares shall be subject to a lock up for sixty days.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

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At present, we believe that we have effective internal controls in place. However, our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors, mistakes or all fraud.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

●	faulty human judgment and simple errors, omissions or mistakes;
●	fraudulent action of an individual or collusion of two or more people;
●	inappropriate management override of procedures; and
●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

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Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Upon becoming a fully public reporting company, we will be required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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Our officers, principal stockholders and certain directors have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, principal stockholders owning more than 5% of our outstanding securities and certain of our directors collectively beneficially own approximately 60.2% of our outstanding common stock, excluding common stock beneficially owned by Ramy El-Batrawi held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi. Mr. El-Batrawi has entered into the Trust pursuant to which the voting power of all of his outstanding common stock will be controlled by a trustee who will use the voting power of the common stock held in the Trust to vote on all matters presented for a vote of stockholders in the same proportion that the shares of common stock not subject to the Trust voted on such matters.

As a result, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Our Amended and Restated Bylaws provide that a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.

Our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for claims with respect to (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the Amended and Restated Bylaws of the Company (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, other employees or agents, which may discourage such lawsuits against the Company and its directors, officers, other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in our Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on the Company’s business, results of operations, and financial condition.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	Our ability to effectively operate our business segments;

2.	Our ability to manage our research, development, expansion, growth and operating expenses;

3.	Our ability to evaluate and measure our business, prospects and performance metrics;

4.	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

5.	Our ability to respond and adapt to changes in technology and customer behavior;

6.	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

7.	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8,900,000 (or approximately $10,265,000 if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the common stock offered by us in this primary offering, based on public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

An increase or decrease of 100,000 shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase or decrease net proceeds to us from this primary offering by $364,000, based on a public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions.

The principal purposes of this primary offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this primary offering. However, we currently intend to use the net proceeds to us from this primary offering to add to our fleet of passenger vehicles made available for rent through the Company’s wholly-owned subsidiary, Distinct Cars, and for general corporate purposes, including working capital, sales and marketing activities. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

We will retain broad discretion in the allocation of the net proceeds from this primary offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this primary offering. All amounts included in the table below are estimates.

Description	Amount
Purchase of Passenger Vehicles Made Available for Rent	$4,900,000
Repayment of Notes Payable	2,500,000
Sales and Marketing	$750,000
Working Capital and General Corporate Purposes	$750,000
Total	$8,900,000

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this primary offering in a money market or other interest-bearing account.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our common stock. Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “YAYO,” and we expect that our common stock will begin trading on The Nasdaq Capital Market immediately following the completion of this offering. For more information see the section “Risk Factors.”

As of July 12, 2019, we have 26,802,976 shares of our common stock issued and outstanding held by approximately 1,148 stockholders of record.

We also have outstanding:

●	The Selling Securityholder Warrant to purchase up to 1,500,000 shares of our common stock at an exercise price of $4.00 per share, subject to adjustment in certain circumstances as provided therein; and

●

Options granted under the 2016 Plan to purchase up to 300,000 shares of our common stock at a weighted average exercise price of $8.00 per share, subject to adjustment in certain circumstances as provided therein, of which options to purchase up to 300,000 shares of our common stock have vested and are exercisable at a weighted average exercise price of $8.00.

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plan

On November 30, 2016, the Board of Directors of the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”) that governs equity awards to our employees, directors, officers, consultants and other eligible participants. Under the 2016 Plan there are 10,000,000 shares of common stock reserved for issuance.

The types of awards permitted under the 2016 Plan include qualified incentive stock options and non-qualified stock options. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board of Directors has the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

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2016 Equity Compensation Plan Information as of December 31, 2018

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders - 2016 Plan	$300,000	$8.00	9,250,000

Total	$300,000		9,250,000

As of December 31, 2018, options to purchase up to 750,000 shares of common stock have been granted under the 2016 Plan (450,000 expired in 2018) of which 300,000 shares of common stock are vested and exercisable. The following table summarizes information about stock options granted at December 31, 2018 under the 2016 Plan:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$8.00	300,000	1.50	8.00	300,000	8.00

CAPITALIZATION

The following table sets forth our consolidated capitalization, as of June 30, 2019, and on a pro forma basis giving effect to the sale of 2,500,000 shares of common stock by us in this offering at a public offering price of $4.00 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus. The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

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	Actual	As Adjusted (1)
Cash	$34,381	$7,416,141

Indebtedness due within one year	$4,895,563	$3,377,323

Total long term debt - net of current portion	$1,559,309	$1,559,309

Stockholders’ equity:
Common stock, $0.000001 par value, 90,000,000 shares authorized, 26,802,976 shares outstanding actual, 29,302,976 shares outstanding as adjusted	27	29
Preferred stock, $0.000001 par value, 10,000,000 shares authorized; 0 shares outstanding	—	—
Additional paid-in capital	19,867,551	28,767,549
Accumulated deficit	(22,238,609)	(22,238,609)

Total stockholders’ equity	(2,371,031)	6,528,969
Total capitalization	$4,083,841	$11,465,601

(1) Does not include: (a) shares issuable upon the exercise of the underwriter’s option to purchase up to 375,000 additional shares of common stock; (b) 1,500,000 shares of our common stock issuable upon exercise of outstanding Selling Securityholder Warrant; and (c) 300,000 shares of our common stock issuable upon exercise of granted and vested stock options granted under our 2016 Plan. Includes the repayment of $1,518,240 of notes payable.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of June 30, 2019 was $(2,371,031) or $(0.09) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. On a pro forma basis, after giving effect to the sale of 2,500,000 shares in this offering at an initial public offering price of $4.00 per share for net proceeds of approximately $8.9 million, as if such offering had occurred at the end of June 30, 2019, our pro forma net tangible book value as of June 30, 2019 would have been approximately $6,528,969, or approximately $0.22 per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $0.31 to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of $3.78 to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

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Public offering price per share	$4.00
Historical net tangible book value per share as of June 30, 2019	$(0.09)
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	0.31
Pro forma net tangible book value (deficit) per share as of June 30, 2019	0.22
Dilution in net tangible book value per share to new investors	$3.78

After completion of this offering, our existing stockholders would own approximately 91.5% and our new investors would own approximately 8.5% of the total number of shares of our common stock outstanding after this offering, and before sales of any of the shares by the Selling Shareholders.

Sales of 150,000 shares of common stock by the Selling Shareholders in the offering covered by a separate prospectus (calculated using $4.00 per share price listed on the cover page of this prospectus and excluding the exercise of the warrants held the selling shareholders) will reduce the number of shares of common stock held by existing stockholders to approximately 91.0% of the total shares of common stock outstanding after this offering, and will increase the shares held by new investors to approximately 9.0% of the total shares of common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised and outstanding convertible notes are converted into common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The following table summarizes, on an as adjusted basis as of June 30, 2019, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at a public offering price of $4.00 as shown on the cover page of this prospectus.

Capitalization Table
	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share

Existing stockholders	26,802,976	91.47%	$(2,371,031)	(36.32)%	$(0.09)
New Investors	2,500,000	8.53%	8,900,000	136.32%	$3.56
	29,302,976	100.00%	$6,528,969	100.00%	$0.22

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements made in this prospectus are “forward-looking statements” regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the “Company” to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company’s plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and therefore, there can be no assurance the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and in other parts of this prospectus. Our fiscal year ends on December 31.

Overview

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). The Company operations are organized and consolidated into one reporting segment which encompasses the financial results of the Company’s two business segments- (i) the Fleet Management business and (ii) the Rideshare Platform.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry away from the development of the Metasearch App. As of the date of this Prospectus, the Company’s operating business segments include (i) an online rideshare vehicle booking platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

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Initial Public Offering

On March 16, 2018, we closed our Regulation A+ offering under Regulation A of the Securities Act, which was qualified by the SEC on March 15, 2017. We sold a total of 365,306 shares of our common stock. We received cash proceeds of $1.8 million, net of commissions and other costs associated with the gross offering proceeds or payable by us.

Factors Affecting Our Performance

We believe that the growth of our business and our future success are dependent upon many factors, including our products, services and market leadership, and the success of our sales and marketing efforts, our expansion strategy, our investments for scale and growth. While each of these areas presents significant opportunities for us, they also pose important challenges that we must successfully address in order to sustain the growth of our business and improve our results of operations. The investments that we make in these areas may not result in increased revenue or the growth of our business. Accordingly, these investments may delay or otherwise impair our ability to achieve profitability. The timing of our future profitability will depend upon many variables, including the success of our growth strategies and the timing and size of investments and expenditures that we choose to undertake, as well as market growth and other factors that are not within our control. We have not yet determined when we expect to achieve profitability.

Product and Market Leadership.    We are committed to delivering market-leading products and services in the ridesharing economy to continue to build and maintain credibility with the growing customer base. We believe we must expand our product, services and market leadership position and strength of our brand to drive further revenue growth. We intend to continue to invest in the capabilities of our business segments and marketing activities to maintain our strong position in the ridesharing economy. Our results of operations may fluctuate as we make these investments to drive increased customer adoption and usage.

Sales and Marketing.     In order to maintain our efficient customer acquisition, we must maintain and expand our operating business segments, customer outreach and effectively generate additional sales to enterprises and customers across the United States. Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, Rideshare Platform and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Rideshare business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to maintain our market leadership. We plan to expand our footprint in North America, with a focus on increasing the following: (i) the number of major geographical markets served on our Rideshare platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under our Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Expansion Strategy.    We are focused on expanding our existing customers’ use of our products, services and Rideshare Platform. We believe that there is a significant opportunity to drive additional sales to existing customers, and expect to invest in sales, marketing and customer support to achieve additional revenue growth from existing customers. We believe that the large numbers of drivers and fleet operators that we do and will do business with, create a “Network Effect” that enables us to scale the business, increase diversification and revenue and expand our strength as a potential market leader.

Investments for Scale.    As our business grows and as we continue our Rideshare Platform optimization efforts, we expect to realize cost savings through economies of scale. We manage our Fleet Management business segment to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment. As a result, we expect our gross margin to fluctuate from period to period.

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Results of Operations

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

Total Revenues.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

Revenue for the six months ended June 30, 2019 was $3,475,518, an increase of $2,438,103 or 235.0% compared to revenue for the six months ended June 30, 2018 of $1,037,415. The increase is due to us increasing our rental fleet over the comparable periods. During the six months ended June 30, 2019, the average weekly rental income per vehicle placed in service was $341 compared to $270 for the same period in 2018.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017.

Revenue for the 2018 fiscal year was $3,289,478. Revenue for the 2017 fiscal year was $235,690. The increase is due to us beginning to generate revenue from renting cars to Uber and Lyft drivers in August 2017. During the year ended December 31, 2018, the average weekly rental income per vehicle placed in service was $302 compared to $173 for the year ended December 31, 2017.

From June 21, 2016 (inception) to December 31, 2016, the Company was a pre-revenue development stage company purposed to commercialize the ridesharing industry through the development and distribution of our planned meta-search ridesharing mobile App. The Company generated no revenues from the Company’s inception on June 21, 2016 until October 31, 2016. On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Prospectus, the Company’s operating business segments include (i) an online rideshare vehicle booking platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”).

Cost of Revenues.

The principal components of costs of revenue are depreciation of the vehicles, vehicle insurance and maintenance.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

Cost of revenues for the six months ended June 30, 2019 were $2,044,241, an increase of $1,316,617 or 181.9% compared to cost of revenues for the six months ended June 30, 2018 of $727,624. The increase is due to the increase in revenue as noted above. For the six months ended June 30, 2019 and 2018 our cost of revenue was 59% and 70% of our revenue, respectively.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Cost of revenues for the 2018 fiscal year were $2,374,397. Cost of revenues for the 2017 fiscal year were $213,111. The increase is due to the increase in revenue as noted above. In 2018 and 2017 our cost of revenue was 72% and 90% of our revenue, respectively.

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General and Administrative Expenses.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

General and administrative expenses for the six months ended June 30, 2019 were $1,460,811, representing a decrease of $2,512,104 or approximately 63.2% over the six months ended June 30, 2018 of $3,972,915. The decrease is principally due to lower stock compensation expense of $3,112,234 for 2018 compared to $0 for 2019 offset by higher payroll costs as we hired additional personnel for our expanding operations and higher occupancy costs.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

General and administrative expenses for the 2018 fiscal year were $6,584,251, representing an increase of $3,334,592 or approximately 102.6% over the 2017 fiscal year of $3,249,659. The increase is principally due to stock-based compensation for the 2018 fiscal year was $4,364,468 compared to $1,676,476 for the 2017 fiscal year and higher payroll costs as we hired additional personnel for our expanding operations and higher occupancy costs.

Selling and Marketing Expenses.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

Selling and marketing expenses for the six months ended June 30, 2019 were $102,606, representing an increase of $11,111 or approximately 12.1% over the same period in 2018. Selling and marketing expenses were $91,495 for the six months ended June 30, 2018. The increase is due to an increase in advertising our rentals to Uber and Lyft drivers.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Selling and marketing expenses for the 2018 fiscal year were $482,811, representing an increase of $396,713 or approximately 460.8% over the same period in 2017. Selling and marketing expenses were $86,098 for the 2017 fiscal year. In 2018 most of the selling and marketing expenses was spent on advertising our rentals to Uber and Lyft drivers.

Impairment of leased assets

Impairment of leased assets for the 2018 fiscal year was $2,388,000 compared to $2,800,000 for the 2017 fiscal year. The value of the leased assets was initially determined as the sum of the lease liability plus the up-front consideration of 298,500 and 350,000 shares of the Company’s common stock (valued at $2,388,000 and $2,800,000) paid to the lessor during 2018 and 2017, respectively. There was no impairment of leased assets in the six months ended June 30, 2019 and 2018.

Loss on the settlement of debt

Loss on the settlement of debt for the six months ended June 30, 2019 was $252,900 as compared to $0 for the same period in 2018. During the months ended June 30, 2019, we settled outstanding debt of $421,500 with 84,300 shares of common stock valued at $674,000. There was no loss on the settlement of debt for the years ended December 31, 2018 and 2017.

Interest expense, net

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

Interest and financing expenses for the six months ended June 30, 2019 were $611,875 compared to $380,872 for the same period in 2018. The increase in interest expense and financing costs is due to more interest bearing obligations outstanding during the six months ended June 30, 2019 period as compared to the same period in 2018.

Year ended December 31, 2018 Compared to the Year ended December 31, 2017.

Interest and financing expenses for the year ended December 31, 2018 were $4,639,442 compared to $192,395 for the same period in 2017. The significant increase in interest expense and financing costs is a result of amortization of debt discount. In September 2018, the Company repaid and exchanged a senior secured promissory note in the principal face amount of $6,000,000. On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

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Total Operating Expenses

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

Total operating expenses for the six months ended June 30, 2019 were $1,816,317, representing a decrease of $2,257,792 or approximately 55.4% over the same period in 2018. For the six months ended June 30, 2018, total operating expenses were $4,074,109. The decrease is due to the reasons described above.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Total operating expenses for the 2018 fiscal year were $9,464,761, representing an increase of $3,025,449 or approximately 47.0% over the same period in 2017. For the 2017 fiscal year, total operating expenses were $6,439,312. The increase is due to the reasons described above.

Net Loss.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018.

The net loss for the six months ended June 30, 2019 was $996,915, representing a decrease of $3,148,275 or approximately 76.0% over the same period in 2018. For the six months ended June 30, 2018, the net loss was $4,145,190.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

The net loss for the 2018 fiscal year was $13,189,122, representing an increase of $6,620,259 or approximately 100.8% over the same period in 2017. For the 2017 fiscal year, the net loss was $6,568,863.

Liquidity, Capital Resources and Plan of Operations

Current Assets, Liabilities and Working Capital

At June 30, 2019, the Company’s current assets totaled $245,093, current liabilities totaled $5,886,359, and working capital was a deficit of $5,641,266. At December 31, 2018, the Company’s current assets totaled $386,344, current liabilities totaled $5,394,073, and working capital was a deficit of $5,007,729. As of December 31, 2017, the Company’s current assets totaled $322,144, current liabilities totaled $941,054, and working capital was a deficit of $618,910.

Regarding current liabilities, the amounts categorized as accounts payable and accrued expenses totaled $1,043,210 and $1,213,452 as of June 30, 2019 and December 31, 2018, respectively, a decrease of $170,242 or approximately 14%. Regarding current liabilities, the amounts categorized as accounts payable and accrued expenses totaled $1,213,452 and $131,453 as of December 31, 2018 and December 31, 2017, respectively, an increase of $1,081,999 or approximately 823%.

Capital Expenditures

During the six months ended June 30, 2019, the Company had capital expenditures of $510,136 in leased vehicles. At June 30, 2019, all of the Company’s leased assets were finance leased right-of-use assets and, net of accumulated depreciation in the amount of $1,067,878 for the six months ended June 30, 2019, totaled $4,758,110 in net leased assets. The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

During the year ended December 31, 2018, the Company had capital expenditures in the amount of $3,703,514. $2,840 in computer equipment and $3,700,674 in leased vehicles. At December 31, 2018, all of the Company’s leased assets were finance leased right-of-use assets and, net of accumulated depreciation in the amount of $546,632 for fiscal year 2018, totaled $5,115,117 in net leased assets.

During the year ended of December 31, 2017, the Company had capital expenditures in the amount of $2,119,246. $3,178 in computer equipment and $2,116,068 in leased vehicles, subject to adjustment. At December 31, 2017, all of the Company’s leased assets were finance leased right-of-use assets and, net of accumulated depreciation in the amount of $82,586 for fiscal year 2017, totaled $2,033,482 in net leased assets.

Statement of Cash Flows

Cash Flows from Operating Activities – Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018.

Net cash used in operating activities for the six months ended June 30, 2019 totaled $60,370, which was a decrease of $427,246 or approximately 88% from the net cash used in operating activities of $487,616 for the same period in 2018.

Cash Flows from Operating Activities - Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Net cash used in operating activities for the fiscal year ended December 31, 2018 totaled $424,156, which was a decrease of $1,427,967 or approximately 77% from the net cash used in operating activities of $1,852,123 for the same period in 2017.

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Cash Flows from Investing Activities - Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018.

Net cash used in investing activities for the six months ended June 30, 2019 totaled $0, which was a decrease of $2,840 or 100% from the net cash used in investing activities of $2,840 for the same period in 2018.

Cash Flows from Investing Activities - Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Net cash used in investing activities for the fiscal year ended December 31, 2017 totaled $2,840, which was a decrease of $338 or approximately 11% from the net cash used in investing activities of $3,178 for the same period in 2017.

Cash Flows from Financing Activities - Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018.

Net cash used in financing activities for the six months ended June 30, 2019 totaled $182,693, which was a decrease of $6,550,915 from the net cash provided by financing activities of $6,318,222 for the same period in 2018.

Cash Flows from Financing Activities - Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.

Net cash provided by financing activities for the fiscal year ended December 31, 2018 totaled $395,702, which was a decrease of $1,749,694 or approximately 82% from the net cash provided by financing activities of $2,145,396 for the same period in 2017.

Current Plan of Operations

Our plan of operations is currently focused on the development of our operating business segments: (i) our Rideshare Platform offered through the Company’s wholly-owned subsidiary Rideshare, and (ii) our Fleet Management business, made commercially available through the Company’s wholly-owned subsidiary Distinct Cars. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. Our Rideshare Platform will require extensive technical evaluation, potential regulatory review and approval, significant marketing efforts and substantial investment before it or any successors could provide us with any revenue. Further, we intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings.

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital, we believe that the Company will have sufficient cash resources to fund its plan of operations. The cash flow from our current vehicle leasing business and capital resources are sufficient for us to continue our current operations, but for us to fully execute our business plan we will require significant additional capital.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

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Credit Facilities

As of December 31, 2018, the Company had notes payable consisting of the following: (i) $790,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of August 31, 2019; (ii) $319,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to May 23, 2021; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of August 31, 2019, as amended; (iv) $1,296,018 in a secured note payable due the earlier of August 31, 2019, as amended, or the closing of an offering of at least $3,000,000 and (v) $62,274 in unsecured notes payable/line of credit to a merchant banks, accruing interest at 15%. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

As of December 31, 2017, the Company had notes payable consisting of the following: (i) $445,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $242,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of August 31, 2019, as amended. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Bellridge Second Note Offering

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased:

●	a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”);

●	warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”);

●	150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”).

In consideration for the Second Note, Warrant Shares and Commitment Shares, the Lender paid an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below).

The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note. The Second Note was repaid/rolled into a secured note payable in September 2018.

The Company believes that as of the date of this prospectus, the Company is in compliance with all of the foregoing restricted covenants, including such additional covenants set forth under Second Note. Further, the Company believes that as of the date of this prospectus, the Company is in compliance with all affirmative covenants set forth below.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and restrictive financial covenants, including but not limited to, the following restrictive covenants:

●	The Company will not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness (other than (i) the Indebtedness evidenced by the Second Note and the First Note and (ii) other Permitted Indebtedness). Under the terms of the Second Note, “Permitted Indebtedness” means (i) indebtedness evidenced by the Second Note and the First Note, (ii) indebtedness secured by permitted liens or unsecured indebtedness and (iii) permitted subordinated indebtedness;

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●	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;

●	At any time a Defeasance Failure exists (defined below), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any indebtedness of the Company or any of its subsidiaries to mature or accelerate prior to the maturity date of the Second Note. “Defeasance Failure” means, as of any given time of determination, the failure of the cash amount in the Holder Master Restricted Account to be greater than or equal to the outstanding amount. “Holder Master Restricted Account” means, solely with respect to the holder, a certain account at Umpqua Bank, or such other account as may be directed by the holder of the Second Note, from time to time, subject to a Controlled Account Agreement in favor of the holder in a form reasonably acceptable to the holder; and

●	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its subsidiaries on March 8, 2018 or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

For more information on the terms and conditions of the Bellridge Second Note Offering please see “Description of Securities.”

Contractual Obligations, Commitments and Contingencies

During fiscal year 2017 and 2018 and the six months ended June 30, 2019, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing. As of June 30, 2019, December 31, 2018 and December 31, 2017, the Company has total lease obligations in the amount of $3,221,785, $3,790,147 and $1,593,291, respectively, (collectively, the “Finance Lease Obligations”). The Company owes monthly payments under each Lease Agreement ranging from approximately $342 per month to $621 per month. At the end of the term of the Lease Agreement, lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to and secured by a grant of a purchase money security interest on each leased vehicle.

During fiscal year 2018 and 2017, we leased and maintained primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and 6600 Sunset Blvd., Los Angeles, CA 90028, the latter being the location where the majority of our operations and staff conduct activities on a daily basis. We do not currently own any real property.

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Financings and Securities Offerings

YayYo, Inc., Equity Offerings

In December 2016, we filed an offering statement pursuant to Regulation A of the Securities Act, which was qualified by the SEC on March 17, 2017. We offered up to a maximum of 6,250,000 shares of common stock on a “best efforts” basis, at a price of $8.00 per share. On March 16, 2018, we closed the Regulation A offering, after issuing 365,306 shares of common stock for proceeds of approximately $1.8 million net of offering expenses (the “Regulation A+ Offering”).

During the year ended December 31, 2018, the Company sold 46,330 shares of common stock to two investors for cash proceeds of $307,924.

During the year ended from December 31, 2017, the Company sold 371,351 shares of common stock to investors for gross cash proceeds of $2,484,199 of which 326,126 shares and $2,303,299 of cash proceeds were related to the Company’s Regulation A offering. The Company incurred $814,442 of offering cost related to the sale of common stock which consisted principally of legal fees and costs associated with soliciting the sale of common stock directly to the Regulation A+ Offering investors.

During fiscal year 2017 and 2018 and the six months ended June 30, 2019, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”). As of June 30, 2019, December 31, 2018 and December 31, 2017, the Company has total lease obligations in the amount of $3,221,785, $3,790,147 and $1,593,291, respectively (collectively, the “Finance Lease Obligations”).

On July 15, 2017, the Company and the Lessor entered into an agreement pursuant to which the Company agreed to issue additional consideration to the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company (the “Lease Side Agreement”).

From June 21, 2016 (inception) to December 31, 2016, the Company raised an additional $175,400 from the funds subscribed to under SAFE agreements with 28 unaffiliated investors. In addition, between December 2016 and January 17, 2016, we received subscriptions for $175,400 of our SAFE Shares from 28 investors in our Rule 506(b) private placement under Regulation D of the Securities Act, that, by their terms, automatically convert into 43,850 shares of our common stock as of the filing of this Prospectus (at a conversion price of $4.00 per share). We terminated such private placement on January 17, 2017. On March 17, 2017 our SAFE Shares were automatically converted into 43,850 shares of our common stock.

Selling Securityholder Transactions

In December 2017, the YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares of common stock, with an exercise price of $4.00 per share and 150,000 commitment shares of common stock, of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The Company also paid $178,228 of issuance costs associated with this Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

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YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

The Company repaid and exchanged a senior secured promissory note in the principal face amount of $6,000,000. On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

Distinct Cars, LLC

As of the date of this Prospectus, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of 30 to 36 months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $342 per month to $621 per month. At the end of the term of the Lease Agreement, lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $319,667 from 38 accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is 36 months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements described above subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder received a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

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X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned and controlled by Ramy El-Batrawi, our founder and one of our directors, issued to the Company advances of a total of $50,000 and $75,000. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, the amount due to X, LLC, as holder of the note was $0 and $75,000, respectively.

Chase Financing, Inc.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our common stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our common stock during the 20 trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder and one of our directors and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our common stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty and Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a common stock purchase agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our common stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of $1.00. Under the Stock Purchase Agreement, and in addition to the 200,000 shares of common stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our common stock, held as of record and beneficially by X, LLC, equal to 2% of the number of shares of common stock issued or underlying common stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our common stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations and future business growth. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. As of December 31, 2018, the Company has $277,444 in cash. The Company used $424,156 of cash for operating activities for the year ended December 31, 2018. With the addition of approximately 50 new vehicles during the last half of 2018, the Company believes that based on its current operations, it will have sufficient cash available for current operations through at least December 2019.

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Off-Balance Sheet Arrangements

The Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. As of December 31, 2017, the convertible note has been repaid and there is no derivative financial instrument.

Segment Information

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. In many instances, we could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our judgments and estimates.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 606, Revenue From Contracts with Customers.

We consider a signed contract or other similar documentation reflecting the terms and conditions under which products will be provided to be persuasive evidence of an arrangement. Collectability is assessed based on a number of factors, including payment history and the creditworthiness of a customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

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We account for stock-based compensation in accordance with the authoritative guidance on stock compensation. Under the fair value recognition provisions of this guidance, stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award. As a result, we are required to estimate the amount of stock-based compensation we expect to be forfeited based on our historical experience. If actual forfeitures differ significantly from our estimates, stock-based compensation expense and our results of operations could be materially impacted.

For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $904,468 and $1,676,476, respectively, during the year ended December 31, 2018 and the year ended December 31, 2017. As of December 31, 2018, the unamortized stock option expense was $0.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	1.14%
Expected life of the options	2.08 years
Expected volatility	200%
Expected dividend yield	0%

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

BUSINESS

Corporate History

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC, to the Company in exchange for common stock, par value $0.000001 per share, of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

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Our mailing address is YayYo, Inc., 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and our telephone number is (310) 926-2643. Our website address is www.yayyo.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Prospectus.

Business Overview

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). Until June 30, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”).

As of the date of this Prospectus, the Company had completed the development of the Rideshare marketplace Metasearch App. Due to partner limitations and other rationale, the Company has no further intention to continue the development or marketing of the Metasearch App.

On August 12, 2017, we announced that we were shifting our corporate focus in the transportation/ridesharing industry from being an exclusive provider of transportation networks systems towards a more diversified operating company with a direct focus on the vehicle rental business and a related transportation network. As of the date of this Prospectus, the Company’s operating business segments include (i) an online rideshare vehicle booking platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicle to drivers in the ridesharing economy.

Rideshare Rental E-Commerce Platform

On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of Rideshare Platform, a proprietary, rideshare vehicle booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on the Company’s e-commerce website. Further, the Rideshare Platform also commercially markets the Company’s own fleet of cars as well as other fleet owners and selected individual car owners. The Rideshare Platform bookings service provides all standard passenger car owners with a financial opportunity to monetize personally owned vehicles by renting them out to ridesharing economy drivers. Our business strategy with our operating Rideshare Platform is to continue developing our brand around becoming the TNC vehicle rental network for the ridesharing economy that matches the owners and/or operators of passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing economy drivers. The Company initially launched the Rideshare Platform in Los Angeles, CA and has since to launched in three additional cities.

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The Rideshare Platform leverages technology to connect the owners and/or operators of standard passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing drivers. The platform’s functionality provides ridesharing drivers with access to certain data emitted from their respective Company rental vehicle(s) through a personal Rideshare rental dashboard. Vehicle owners can also access and manage data emitted from their personal vehicle(s) under rental to a third-party from the Rideshare Platform inventory dashboard and can further manage the other aspects of the vehicle rental transaction through the Rideshare Platform. Further, customers renting vehicles on the Rideshare Platform can also access rental extension options through the Rideshare Platform. All transactional aspects of the rental vehicle(s) (including, but not limited to, background checks, terms, deposits and insurance costs) are run securely through the Rideshare Platform. In addition, our Rideshare website located at www.ridesharerental.com not only effectively monetizes Company-owned vehicle fleets, made available under our Fleet Management business, but also generates revenue by charging transactional fees to other vehicle owners and ridesharing economy drivers for all rental transactions consummated on the Rideshare Platform. The Rideshare Platform is available on desktop, iOS and Android devices. The development and functionality of our mobile applications are a material component to our business as drivers are more likely to transact via mobile devices.

Most importantly, all standard passenger vehicles made available on the Rideshare platform are fully qualified by the Company and guaranteed to meet the necessary Ridesharing Qualification Requirements imposed on ridesharing economy drivers by the private ridesharing TNCs. The Company mission seeks to put more prospective ridesharing drivers on roadways by providing ridesharing drivers with fully inspected vehicle offerings that are guaranteed to meet the Ridesharing Qualification Requirements.

Further, the Company’s car liability and physical damage insurance policies (“Company Insurance Policies”) cover both third-party vehicle owners as well as ridesharing drivers under rental contract. The Company Insurance Policies provide insurance on all listed Rideshare rental vehicles, provided that the Company Insurance Policy coverage is suspending during periods when the ridesharing driver under rental contract with the Company is actively operating on either the Uber or Lyft platform. During these periods when ridesharing drivers are actively operating Rideshare rental vehicles on either the Uber or Lyft platforms, coverage under the Company Insurance Policies are subordinate to the vehicle insurance coverage provided by Uber, Lyft or such other TNCs.

The Company believes that due to the development of the ridesharing economy and its anticipated growth trajectory, the commercial ridesharing economy market will reward the Company as an early entrant to the third-party vehicle rental business. Under the Rideshare Platform we intend to become the go-to booking destination and brand for ridesharing economy vehicle rentals in a TNC marketplace that connects owners and/or operators of standard passenger vehicles with ridesharing economy drivers. We believe that our product and service offerings on the Rideshare Platform will continue to be an attractive proposition for all ridesharing economy drivers either simply requiring a standard passenger vehicle to operate or otherwise struggling to qualify their personal vehicles under the Vehicle Inspection Requirements. Further, we believe that the Company will require additional capital investment to continue funding Rideshare, the Rideshare Platform or www.ridesharerental.com, including technology, payments and advertising, for purposes of continuing to develop and scale the Rideshare Platform and business. Further, we believe there is an immediate opportunity and necessity to grow and scale the Rideshare Platform in new geographical territories for purposes of developing and strengthening the Company’s brand and competitive advantage in the ridesharing economy vehicle rental market. For more information see “Risk Factors.”

Insurance Policy

As of the date of this Prospectus, the Company together with a Managing General Underwriter (“MGU”) maintains an insurance policy on behalf of the Company. Under the policy the MGU will handle all back-end insurance generation and processing through an API connection with the Company’s databases. We believe that this MGU insurance policy has made it possible for us to launch our Rideshare Platform, which will also allow the Company to have other third-party fleet owners supply vehicles to drivers through our platform and have them covered under the terms of our insurance policy. Our insurance policy provides physical damage and liability coverage to all rideshare drivers and fleet owners under the Rideshare Platform. Under the terms of our policy, ridesharing drivers acquiring rental vehicles under our Rideshare Platform as well as owners of the rental vehicles are provided with an insurance ID card that lists each parties name and the vehicle VIN number. Further, customers to our Rideshare Platform pay daily (for the duration of the rental period) to become designated as a supplemental insured party under the Company’s insurance policy. Under the terms of our policy, insurance coverage is valid from the date of commencement of the rental period up until the date that the vehicle is returned.

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Ambassador Referral Program

The Company has further enhanced the monetization of the Rideshare Platform by creating and deploying the Rideshare Rental Ambassador program. Drivers renting cars from our Rideshare Platform can join the Ambassador program and refer other potential drivers and prospective customers to rent from the Rideshare Platform, providing our customers with additional income opportunities. The Company has designed and deployed a referral commissions team matrix that allows for both depth and breadth of commissionable referrals for the participating driver. As participating drivers add additional referred drivers to their down line, they progress in gaining additional levels of commission rewards. Eventually they are able to earn a free vehicle rental from Rideshare as a premium reward. This program requires that the driver continues to rent their vehicle from Rideshare in order to continue receiving commissions from other drivers’ rentals under the Ambassador’s down line. For further details on our Ambassador Referral Program, please visit http://www.Ridesharerental.com/company/ambassador-program-terms-conditions.

Fleet Management Business

On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Company’s Fleet Management business maintains a fleet of brand new standard passenger vehicles to be subsequently rented directly to drivers in the ridesharing economy through the Rideshare Platform. The Company’s fleet of vehicles, under lease contract and maintained by Distinct Cars, as well as other third-party vehicles will be made commercially available for rental bookings on the Rideshare Platform as well as on other third-party e-commerce booking platforms and/or through strategic partnerships and relationships. The Company seeks to provide drivers in the ridesharing economy with full-service vehicle rentals and fleet contract maintenance solutions for commercial standard passenger vehicles.

The Company’s material operations for the Fleet Management business are primarily conducted in the State of California. As a provider of comprehensive, integrated vehicle rental and fleet management solutions, the Fleet Management business markets and manages short and long-term vehicle rentals to ridesharing economy drivers located in Los Angeles County.

The Company is focused on operating, developing and investing in its vehicle rental business with a focus on marketing directly to the peer-to-peer car sharing and ridesharing industry professionals. The Company is capable of meeting customers’ needs, including but not limited to a guaranty that all vehicles maintained under the Fleet Management business will comply with and pass the Ridesharing Qualification Requirements. Our Fleet Management product and service offering includes full-service vehicle rental(s) and contract maintenance, along with distribution center management and transportation management service. As of the date of this Prospectus, the Company’s customer base is primarily ridesharing drivers located within Los Angeles County that are operating and performing driving services on behalf of a host of the private ridesharing TNCs (primarily Lyft and Uber). While our Fleet Management business is primarily concentrated within the State of California, Los Angeles County, the Company intends to expand our Fleet Management services and product offerings nationally.

In August 2017, following our announcement that we were shifting our primary corporate operations, we entered into a leasing arrangement for an initial group of twelve vehicles, with the intent of testing our fleet management concept within the ridesharing industry. Following the Company’s proof on concept period, we expanded our Fleet Management business in December 2017 by adding an additional 135 vehicles to our fleet of vehicles. As of the date of this Prospectus, our full-service vehicle rental and contract maintenance under our Fleet Management segment is the Company’s main operating line of business and primary revenue generating business segment. As of June 30, 2019, the Company Fleet Management business manages a fleet of approximately 347 vehicles under lease contract. During fiscal year 2017, professional ridesharing drivers contracted with private ridesharing TNCs for vehicle rental periods generally ranging from less than three days to six months. The rental vehicles made commercial available to customers by the Company are configured and guaranteed to be compliant with the Vehicle Inspection Requirements imposed on ridesharing vehicles by the private ridesharing TNCs (specifically, Uber and Lyft).

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The Company believes that customers will rent vehicles offered by our Fleet Management business in order to reduce the complexity, cost and total capital associated with vehicle ownership. Further, we believe that due to our market focus on the ridesharing industry and the additional imposition of the Ridesharing Qualification Requirements imposed on ridesharing vehicles by the dominant private ridesharing TNCs, customers will be further incentivized to rent our Fleet Management vehicles to guarantee compliance with the Ridesharing Qualification Requirements.

Under a full-service rental agreement, the Company provides and fully maintains the vehicle, which is generally specifically configured to meet the Ridesharing Qualification Requirements.

Fleet Management Software

The Company has been an early adopter of technologies to leverage the Fleet Management business. To ensure that the Company’s fleet of vehicles meet and comply with the Ridesharing Qualification Requirements and transmit relevant data our customers, the Company has fit its Fleet Management vehicles with fleet management GPS solution software, providing open platform fleet management solutions to businesses of all sizes. These full-featured solutions help the Company manage their drivers and vehicles by extracting accurate and actionable intelligence from real-time and historical location trip data. The telematics solutions for fleet optimization provide our Fleet Management vehicles with fitted software analytics and data involving (i) fuel efficiency; (ii) management of vehicle maintenance and (iii) prevention of vehicle wear and tear.

Commercial Partnership Programs

The Company has become a member of a commercial partnership program with Hyundai USA, a subsidiary of the Hyundai Motor Group. Hyundai provides and sells its vehicles in the United States through its subsidiary Hyundai USA (collectively, “Hyundai”).

In June of 2017, the Company joined a commercial partnership program hosted by Hyundai as a commercial partnership member for purposes of developing the Company’s Fleet Management segment. Under the terms of the Hyundai partnership program, Hyundai will extend special pricing of fleet vehicles to program members to be subsequently sold to the Company through selected Hyundai dealerships. The Company believes that the Hyundai commercial fleet management program will provide the Company with competitive pricing options on all purchases for brand-new Hyundai vehicles under lease and priority status on the availability and delivery of all Hyundai vehicles to be made through selected Hyundai dealerships. The Company’s status as a commercial partnership member with Hyundai under the commercial fleet management program is a non-exclusive and non-binding arrangement between Hyundai and the Company.

The Hyundai vehicles to be purchased under the Hyundai fleet management program and delivered through dealerships are being financed and leased to the Company by ACME Auto Leasing. Under the Company’s leasing agreements with ACME Auto Leasing, the Company acquires the right to title and possession of the Hyundai vehicles under a standard three-year leasing agreement with ACME Auto Leasing, LLC, in exchange for competitive pricing under all leases, with a $1 optional residual purchase at the end of the three-year lease term. Further, in exchange for attractive pricing from ACME Auto Leasing, LLC, on all leased Hyundai vehicles the Company has granted 350,000 shares of common stock to ACME Auto Leasing, LLC, under the terms of a Side Agreement.

The Company believes that availability of the Hyundai commercial partnership program is a key relationship for the Company’s continuing operations. Any termination or suspension of our membership to the Hyundai commercial partnership program may potentially result in increases to the Company’s cost of revenue which may have a material impact on the Company’s operating expenses. For more information please see the section entitled “Risk Factors.”

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The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on short notice. Traditionally, ridesharing arrangements between two or more unrelated individuals for commuting purposes have been relatively inflexible, long-term arrangements. These commuting arrangements will establish reasonably fixed departure time schedules and driving responsibilities. The complexity of work and social schedules and the perceived increase in vehicle trip complexity, such as trip chaining, has made this type of commuting arrangement much less desirable. “Real-time” ridesharing attempts to provide added flexibility to ridesharing arrangements by allowing drivers and passengers to partake in occasional shared rides. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring ridesharing trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

A number of TNCs located in San Francisco premiered apps for real-time ridesharing in early 2010. Several TNCs were introduced that were advertising as ridesharing, but in fact dispatched commercial operators similar to a taxi service. Transportation industry experts have frequently referred to these services as “ridesourcing” to clarify that drivers do not share a destination with their passengers. Rather, the “ridesourcing” app simply outsources rides to available commercial drivers. In 2013 an agreement was reached with California Public Utilities Commission creating a new category of service called “Transportation Network Companies” or “TNCs” to cover both real-time and scheduled ridesharing companies. Transportation Network Companies have faced regulatory opposition in many other cities, including Los Angeles, Chicago, New York City, and Washington, D.C, among others.

“Ridesharing” has been controversial, variously criticized as lacking adequate regulation, insurance, licensure, and training. One of the main so-called ridesharing (but actually ridesourcing) firms, Uber, was banned in Berlin and a number of other European cities. Opposition may also come from taxi companies and public transit operators because they are seen as alternatives. Early real-time ridesharing projects are believed to have begun in the 1990s, but they faced obstacles such as the need to develop a user network and a convenient means of communication. Gradually the means of arranging the ride shifted from telephone to internet, email, and smartphone; and user networks were developed around major employers and universities. As of 2006, the goal of taxi-like responsiveness still generally eluded the industry; “next day” responsiveness was generally considered the state of the art.

The term “ridesharing” was starting to become a misnomer, they are a lot more like successful private cab or taxi businesses that cater to a smartphone-toting clientele and actively rival traditional cab or taxi companies and having reliable and affordable door-to-door transportation in general can help expand car-free living. Given the fast rise of smartphone adoption globally, ridesharing’s success doesn’t come as a surprise. But there are many reasons why customers prefer to book those services versus taxis. Among those are a clear overview of pricing prior to booking, the ease and convenience of “one-tap” rides, the ability to monitor and follow drivers on map displayed on the user’s smartphone, the convenience of a cashless transaction, fare splitting, and feedback options. The premier and probably most well know ridesharing service, Uber, was born when its founders became annoyed that they could not get a taxi in Paris. By eliminating the antiquated taxi dispatch system through technology (call and book taxi, call to request driver’s location, call when taxi doesn’t arrive), the founders of Uber created an innovative technology alternative to the traditional taxi dispatch system that has been widely adopted by users worldwide. By eliminating a key piece of the supply chain and streamlining efficiencies for the users, Uber was able to completely disrupt a century-old taxi industry. In essence, Uber and Lyft are really the two companies that dominate the market and Uber so far has won across the board: access, driver experience, customer experience, brand and funding.

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The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by Transportation Network Companies (“TNCs”) such as Lyft, Gett and Uber, that offer a ridesharing economy service through mobile applications.

Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Ridesharing TNCs like Lyft, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Ridesharing drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. In the United States, ridesharing companies argue that the work-when-you-want arrangement qualifies drivers as contractors, not employees. Despite legal battles and controversy over surge pricing, ridesharing companies have exploded in popularity, both in the U.S. and internationally. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

●	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six years before it reached a billion rides in December of 2015, but it took only six months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

●	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

●	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

Regulation of the Ridesharing Industry

In the current ridesharing marketplace, often times the TNCs (such as Uber or Lyft) generally takes the place of government in enforcing standards for drivers and vehicles, though all states and the District of Columbia now have basic driver background and minimum insurance requirements in place for TNCs. Each TNC has its own regulations at the corporate level. However, in many instances, state, local or federal governments are beginning to seriously assess the ridesharing industry and it is likely that regulations and mandated standards are imminent. For more information see section “Vehicle Registration Requirements.”

Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft.

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Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from employment by the private ridesharing TNCs on account of the fact that the driver’s personal vehicles fail to meet the Ridesharing Qualification Requirements imposed on all ridesharing vehicles by the private ridesharing TNCs. Private ridesharing TNCs impose certain vehicle safety tests and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the TNCs impose certain standard requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) as well as additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements”. According to an Uber spokesperson, 10%-15% who sign up to be drivers are qualified, but do not have the right kind of car and are unable to buy one due to bad credit. Further, the Company believes that this is resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

Ridesharing Qualification Requirements

The TNCs generally impose a host of requirements on potential ridesharing driver applicants seeking employment with TNCs such as Uber and/or Lyft. For example, prior to becoming a ridesharing driver, Uber and Lyft impose similar uniform requirements on all ridesharing vehicles and drivers. Generally, the ridesharing driver must meet the following standard “Driver Qualification Requirements”:

●	The ridesharing driver must obtain a minimum age of 21 years old;

●	The ridesharing driver’s vehicle must be a four-door car made in year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);

●	The ridesharing driver must have in-state auto insurance with the driver’s name on the policy;

●	The ridesharing driver must have an in-state driver’s license, licensed in the US for at least one year;

●	The ridesharing driver must have in-state plates with a current registration (commercial plates are acceptable as well);

●	The ridesharing driver must have a clean driving record;

●	The ridesharing driver must pass on the background check; and

●	The ridesharing driver’s vehicle must pass the Cosmetic Qualification Requirements (as defined herein).

In addition, the TNCs may impose cosmetic guidelines on all ridesharing vehicles providing ridesharing services on behalf of the private ridesharing company. Certain cosmetic features may prevent a potential ridesharing driver’s vehicle from qualifying under the vehicle inspection on account of the following: (i) the vehicle includes a full-body wrap containing advertisements, or any large ads; (ii) the vehicle has holes or damage to the exterior; (iii) the vehicle has taxi decals or taxi-style paint; (iv) the vehicle has significant damage to the interior (including any torn seats, large permanent stains, strong permanent odors); (v) the vehicle has paint oxidation; or (vi) the vehicle has different colored hoods/doors; (vii) the vehicle has objectionable aftermarket modification (collectively, “Cosmetic Qualification Requirements”).

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In addition to the Driver Qualification Requirements, private ridesharing companies also require all potential ridesharing drivers to undergo a vehicle inspection test on all personal driver vehicles to be used by the potential ridesharing driver to perform ridesharing services on behalf of the private ridesharing company. In order to become a Uber or Lyft driver, a potential ridesharing driver’s vehicle generally must pass the 19-point vehicle inspection to confirm that it meets the private ridesharing companies requirements.

A 19-point inspection is a standard vehicle inspection procedure to check a car in 19 specific areas to ensure that it conforms to safety and operational requirements. While the 19 points are the same for different companies, their procedures differ slightly. The process also varies based on the geographical location where the inspection is performed. The 19 points of the vehicle checked for inspection include headlights, tail-lights, indicator lights, stop lights, foot brakes, emergency/parking brake, steering mechanism, windshield, heat and air conditioning, front, rear and side windows, front seat adjustment mechanism, door controls (open, close, lock), horn, speedometer, body condition/ damage, muffler and exhaust system, condition or tires, interior and exterior rear-view mirrors and safety belts for driver and passengers. Any vehicle having a problem or issue with any of the inspection points will generally not pass the vehicle inspection and will be refused the opportunity to become a ridesharing driver for the private ridesharing company.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness; enhancing the customer experience; and disciplined capital management.

Expand and Diversify Revenues —Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, Rideshare Platform and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Rideshare business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to maintain our market leadership. We plan to expand our footprint from Los Angeles, throughout California and then to the rest of North America, with a focus on increasing the following: (i) the number of major geographical markets served on our Rideshare platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under our Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Improve Operating Effectiveness—We are focused on generating continuous improvement across our operations, with an emphasis on building a strong safety culture, fleet management business, e-commerce bookings website, fleet availability and improving margins. We are continuing to build a highly professional and technology-enabled sales force and to optimize our sales territories to support our revenue growth objectives. We will continue to improve the effectiveness of our sales team with focused training, strong customer relationship management capabilities, and ongoing technology enhancements.

Enhance the Customer Experience—We seek to differentiate our business by delivering a superior customer experience through the variety and quality of the vehicles and services we offer, the ease of doing business with us and the added value we offer through services, products and technologies. Our focus on quality vehicle brands tailored to meet the Vehicle Qualification Requirements of the ridesharing industry is intended to meet the preferences of ridesharing drivers, including the expectations for reliable, safe, efficient and effective maintained vehicles. We expect to add more expertise across our team to help our customers achieve the best results for their projects. In developing and providing vehicle rental related technologies, we are focused on meeting customer expectations related to convenience and on-demand access to data and information.

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Disciplined Asset Management—We manage our vehicle rental fleet to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, there can be no assurance that any trademarks will be granted or that any trademark relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We own registered trademarks “YayYo®” and the service mark for the stylized design representing an automobile.

In the future we may rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plans to consult with intellectual property counsel to determine what patents we may be able to file to protect its intellectual property. As of the date of this Prospectus, we have not filed any patents in the United States or any other country. Although we believe that some of our technology may be patentable, there can be no assurance that any patents will be granted or that any patent relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of its development personnel than the legal protection afforded its existing technology. For more information see the section “Risk Factors”.

Employees

As of the date of this Prospectus, we have approximately 21 full-time employees and 3 consultants, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

Regulatory

We are subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, competition, consumer protection, export taxation or other subjects. Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. Because laws and regulations have continued to develop and evolve rapidly, it is possible that we may not be, or may not have been, compliant with each such applicable law or regulation. In addition to the foregoing, we are also subject to the following:

Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

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We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows. For additional information please see the section entitled “Risk Factors.”

Litigation

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We have received, and may in the future continue to receive, claims from third parties asserting, among other things, infringement of their intellectual property rights. Future litigation may be necessary to defend ourselves, our partners and our customers by determining the scope, enforceability and validity of third-party proprietary rights, or to establish our proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. To date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. We also lease and maintain executive offices at 6600 Sunset Blvd., Los Angeles, CA 90028, where the majority of our operations and staff will conduct activities on a daily basis. We do not currently own any real estate.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of July 12, 2019.

Name	Position	Age	Term of Office
Executive Officers:
Jonathan Rosen (1)	Chief Executive Officer	59	Since February 2019
Kevin F. Pickard	Chief Financial Officer, Secretary	55	Since June 2017
Laurie DiGiovanni	Chief Operating Officer	58	Since January 2019

Directors:
Ramy El-Batrawi	Director	58	Since November 2016
Kevin F. Pickard	Director	55	Since October 2017
Jeffrey J. Guzy	Director	66	Since October 2017
Christopher Miglino	Director	50	Since October 2017
Harbant S. Sidhu	Director	59	Since October 2017
Paul Richter	Director	63	Since July 2019

(1) Mr. Rosen was appointed as our Chief Executive Officer on February 1, 2019.

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Jonathan Rosen, Chief Executive Officer. Mr. Rosen is the Chief Executive Officer of the Company. Mr. Rosen has more than 25 years’ experience serving as an executive driving revenue, operations and marketing for leading public and private companies. For the past 15 years, Mr. Rosen has focused on automotive, software and media markets at both successful startups and global companies. He held the founding Chief Marketing and Chief Revenue Officer positions at Involvesoft, a leading SaaS software company (2017-2018), where he was brought in by the company’s venture bankers to launch the entity and raise capital. Mr. Rosen held multiple interim executive and advisory positions to numerous early-stage companies similar to YayYo. His experience over the last five years includes interim executive or consulting roles at WeWork (2017-2018), Beachbody (2015-2016), Ziff Davis/J2 Equities (2015), iInside and Opus Research (2014-2015) and others. Prior to that he held executive roles at companies including Autobytel, Webvisible, and America Online. At AOL, he served as the Executive Director of Strategy, where he shepherded high-value acquisitions and partnerships including Advertising.com; and architected their first traffic acquisition programs. Rosen served as Senior Vice President for Autobytel – one of the largest automotive search and online properties where he led business development, ad networks and advertising sales and operations. Early in his career, Mr. Rosen held senior management roles in the computer storage industry and was the founding President of iProspect; now the world’s largest search marketing agency and a subsidiary of Dentsu.

Laurie DiGiovanni, Chief Operating Officer. Ms. DiGiovanni is the Chief Operating Officer of the Company. She first served as Chief Operating Officer between May 2016 and November 2018 until Ms. DiGiovanni was appointed as Chief Executive Officer from November 2018 until December 2018. After serving as Chief Executive Officer, she was reappointed as Chief Operating Officer and currently serves in that position. Since 2012, Ms. DiGiovanni has held marketing and operating executive positions at Beverly Hills Rent a Car and Executive Transportation pursuant to which Ms. DiGiovanni managed national corporate expansions and activation of transportation industry leading brands and was executive producer for a range of marketing campaigns at auto shows and transportation industry live events. Ms. DiGiovanni manages all business operations of the Company and its subsidiaries including driver training and the Fleet Management business segment. Ms. DiGiovanni is the founder of the Association for Finance and Insurance Professionals (AFIP), an association that has certified tens of thousands for more ethical car buying practices, and mandatory for auto industry employees and implemented in leading global automotive markets. She also played key roles in the launch of many automotive initiatives, including managing new divisions and brands for Beverly Hills Travel and Lifestyle and American Dream Classics; serving as Director of Training for CarsDirect.com; and leading marketing and customer experience campaigns for Barrett-Jackson Car Auction. Ms. DiGiovanni also has direct brand experience within the automotive industry, including project management and training positions with Toyota, Mazda, and Nissan. Ms. DiGiovanni has a Bachelor of Arts degree from California State University, Fullerton.

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Kevin F. Pickard, Chief Financial Officer, Secretary and Director. Mr. Pickard is the chief financial officer, secretary and a director of the Company and has worked with the Company since October 2017. Since 2000, Mr. Pickard has been providing management consulting services through Pickard & Company, CPAs to small and medium-sized companies, included due diligence on potential acquisitions, the preparation of projections and business plans, assistance with restructuring of companies, posturing companies for initial public offerings, review and preparation of filings with the Securities and Exchange Commission. Prior to 2000, Mr. Pickard was a partner of Singer Lewak Greenbaum & Goldstein, LLP, Los Angeles, California, where he co-managed the accounting its securities industry practice group. Mr. Pickard also worked at PricewaterhouseCoopers, LLP (formerly, Coopers & Lybrand, LLP) where he focused on auditing companies in insurance, high-tech and industries. Mr. Pickard holds a Bachelor's of Science in Accounting and a Master of Accountancy from Brigham Young University. Mr. Pickard is currently a licensed Certified Public Accountant in North Carolina, and California. Mr. Pickard’s experience in accounting and finance qualify him for a position on our board of directors.

Ramy El-Batrawi, Founder and Director. Mr. El-Batrawi is the founder and one of the directors of the Company. From the incorporation of the Company until November 2018, he served as Chief Executive Officer. Since 2012 Mr. El-Batrawi has been the owner and Chief Executive Officer of Growth Strategy Investments, LLC and, since 2015, Mr. El-Batrawi has been the managing director of X, LLC, both of which are management companies. Mr. El-Batrawi’s knowledge of the Company gained as its founder and its original Chief Executive Officer, coupled with his additional executive experience, qualify him for a position on our board of directors.

On April 13, 2006, Ramy Y. El Batrawi was named, along with others officers, directors and/or associates of Genesis Intermedia, Inc., as defendants in a Securities and Exchange Commission enforcement action. In the Securities and Exchange Commission (“SEC”) complaint, filed in the United States District Court for the Central District of California, entitled SEC v. Ramy El-Batrawi, et al., United States District Court for the Central District of California, Case No 2: -06-cv-02247-(MRP_(RZ) (the “Action”). The Action alleged violations of Section 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Exchange Act, in connection with a stock loan and manipulation scheme. The Action alleged, among other things, that defendants had violated antifraud provisions of federal securities laws by orchestrating a scheme to manipulate the stock price of Genesis Intermedia, Inc. (GENI), a now-defunct public company that was based in Van Nuys, California (the “Complaint”). On April 1, 2010, Mr. El-Batrawi settled the Action by entering into a final judgment by consent with the SEC, without admitting or denying the allegations contained in the Complaint (the “Settlement”). In connection with the voluntary Settlement of the charges set forth in the Complaint, the U.S. District Court for the Central District of California entered the consent against Mr. El-Batrawi, which, among other things, barred Mr. El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the final judgment by consent. See “Involvement in Certain Legal Proceedings” below for more information.

Jeffrey J. Guzy, Director. Mr. Guzy serves as a business development consultant and entrepreneur in Arlington, Virginia. Mr. Guzy is currently working with CoJax Oil and Gas Corporation and PrecyseTech. Prior to that, Mr. Guzy served, from October 2007 to August 2010 as the President of Leatt Corp. and has remained a director of that public company since April 2007. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; a M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University; and a Certificate in Theology from Georgetown University. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. He serves as an independent director and chairman of the audit committee of Capstone Companies, Inc., a public corporation. Mr. Guzy’s financial background, as well as his ability to serve as our audit committee financial expert, qualifies him to serve as a member of our board of directors.

Christopher Miglino, Director. Mr. Miglino serves as a director of the Company. Mr. Miglino has long been at the nexus of consumers, brands, social and lifestyle media, cause marketing and the enlightened, sustainable business movement. Mr. Miglino is the founder and CEO of Social Reality. Since 2010, Mr. Miglino has served as the Chief Executive Officer of Social Reality. Prior to founding Social Reality, Mr. Miglino served as the Chief Executive Officer of Lime Ad Network, a vanguard in the green and sustainable online business arena that connected consumers and brands with a collection of more than 250 green and socially conscious businesses. From June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant. Mr. Miglino’s extensive knowledge of marketing, advertising and social media make him valuable as a member of our board of directors.

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Harbant S. Sidhu, Director. Mr. Sidhu serves as a director of the Company. Mr. Sidhu is a design engineer and founder of Advanced Tek Group, Inc. (formerly Magnaspec, Inc.), a private aerospace manufacturing business. Since 2012, Mr. Sidhu has operated Advanced Tek Group, Inc., managing all aspects of the operating business. Mr. Sidhu has experience in personnel management and oversite, aerospace and defense engineering, sales, manufacturing, accounting and operational experience in the aerospace and defense manufacturing industry. Mr. Sidhu has performed unclassified contracting work in components production for Mexico’s Department of Defense. Mr. Sidhu graduated as an electrical engineer in 1980 from Punjab University, India. Mr. Sidhu’s experience in human resources coupled with his business experience qualifies him to serve on our board of directors.

Paul Richter, Director. Mr. Richter is a member of the board of directors of the Company since July 2019. In addition, he previously served as a director of the Company from October 2017 to November 2018. Since 1986, Mr. Richter, a licensed attorney, has performed legal services in the areas of securities and corporate law representing public and private companies in the U.S. Mr. Richter’s legal practice focuses predominantly on SEC/state securities law compliance (including public and private securities offerings and SEC filings); corporate governance law compliance; contracts; commercial transactions; regulatory dispute resolution; business start-up formation and funding; employee-employer dispute resolution; corporate compensation plans; business immigration; and compliance with FINRA, NASDAQ and The OTC Markets Group, Inc. rules and regulations.  In addition, Mr. Richter has experience in cross-border transactional matters having performed U.S. legal work for companies based in Hong Kong, India, Poland, Norway, Canada, United Kingdom and U.A.E.  Mr. Richter is a licensed attorney with the state bar of Virginia.

Mr. Richter has an L.LM. in Securities Regulation from Georgetown Law Center, Washington, D.C. (1987) and a J.D. from George Mason University Law School, Arlington, Virginia (1985). He has a B.A. with honors from Knox College, Galesburg, Illinois. Mr. Richter originated and authored the first few editions of Corporate Anti-Takeover Defenses: The Poison Pill Device (published by Clark Boardman Co.  and then by West Publishing for 18 annual editions) and he currently updates or assists in updating the following legal publications of Thomson Reuters West that were originally authored by other persons:  Securities Public and Private Offerings (since 2006); Acquisitions and Mergers in Negotiated and Contested Transactions (since 2008); and Designing and Effective Securities and Corporate Compliance Program, (2017-2018 edition) (Corporate Compliance Series). He authored two CLE lectures and materials on Securities Law for Access MCLE (2016).  Mr. Richter’s experience in corporate and securities law matters coupled with his international experience qualifies him to serve on our board of directors.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Voting Trust

Mr. El-Batrawi has entered into a Voting Trust Agreement pursuant to which the voting power of all of his outstanding common stock will be controlled by a trustee who will use the voting power of the common stock held in the Trust to vote on all matters, other than certain extraordinary matters, presented for a vote of stockholders in the same proportion that the shares of common stock not subject to the Trust voted on such matters. Mr. El-Batrawi’s entrance into the Voting Trust Agreement is a condition for the Company’s approval for listing on The Nasdaq Capital Market.

The Trust shall be irrevocable, and shall terminate upon the earlier of (a) the written agreement of the Company, the trustee and a duly authorized representative of Nasdaq, or (b) the date upon which the Company is not listed on a security exchange controlled by Nasdaq.

The trustee, initially one of our directors, Harbant S. Sidhu, shall have discretion to vote the Trust’s shares on all extraordinary matters which shall include any merger, consolidation, business combination, share exchange, restructuring, recapitalization or acquisition involving the Company or any similar transaction or the sale, lease, exchange, pledge, mortgage or transfer of all or a material portion of the Company’s assets.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, as set forth below, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors, three of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

Our board of directors are composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

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●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Jeffrey J. Guzy, Christopher Miglino, Paul Richter and Harbant S. Sidhu are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We have established an audit committee consisting of Harbant Sidhu, Paul Richter and Jeffrey J. Guzy. In addition, our Board has determined that Mr. Guzy is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

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●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

 Compensation Committee

We have established a compensation committee of the board of directors to consist of Christopher Miglino and Harbant S. Sidhu, each of whom is an independent director. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Mr. Miglino is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Non-Employee Director Compensation

In November 2017, the Company entered into two separate independent director agreements with Jeffrey J. Guzy and director Paul Wesley Richter, each an independent director of the Company (each a “Subject Director” and, collectively, the “Subject Directors”), pursuant to which the Company has agreed to pay each Subject Director a flat, fixed cash fee of $2,500 for each fiscal quarter that each Subject Director serves as an independent director on the board of directors of the Company (the “Subject Director Agreements”). The first payment under Subject Director Agreements was due and payable on or before November 30, 2017 for the fourth fiscal quarter of 2017.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Securities and Exchange Commission v. Ramy Y. El-Batrawi, GenesisIntermedia, Inc., Ultimate Holdings, Ltd., Adnan M. Khashoggi, Richard J. Evangelista, Wayne Breedon, and Douglas E. Jacobson, Civil Action No. CV-06-2247 (MRP) (C.D. Ca.).2

On April 1, 2010, the Company’s founder and one of our directors, Ramy Y El-Batrawi (“El-Batrawi”) settled an SEC enforcement action (originally filed in April 2006) (the “Matter”) by entering into a final judgment by consent (the “Consent”) with the SEC, without admitting or denying the allegations contained in the SEC’s Complaint. In connection with the voluntary settlement and resolution of the Matter, the U.S. District Court for the Central District of California entered the Consent against El-Batrawi, which permanently enjoins him from violating Section 17(a) of the Securities Act of 1933, as amended (“Securities Act”), and Sections 10(b) and 13(b)(5) of the Exchange Act and Rules 10b-5, 13b2-1, and 13b2-2 thereunder, from aiding and abetting violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13, and barring El-Batrawi from acting as an officer or director of a public company for a period of five years following the date of entry of the Final Judgment. For further information and details please contact the Company.

2 U.S. Securities and Exchange Commission Litigation Release No. 21475 / April 2, 2010.

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YayYo, Inc., vs. Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman.

On November 21, 2016, the Company filed a lawsuit in U.S. District Court, for the Central District of California against Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman (collectively, the “Defendants”). The lawsuit alleges claims for fraud, fraudulent inducement and concealment, negligent misrepresentation, unfair business practices, intentional interference with contractual relations and prospective economic relations, and conversion, based on the Company’s belief that the Defendants made fraudulent and intentionally misleading representations to induce the Company to retain their services in connection with building our website and mobile applications, failed to satisfy the terms of their engagement with the Company and attempts to charge the Company for services which was never performed or was subpar. On February 23, 2018, the Company entered into a settlement agreement and mutual release by and between Ryan O’Connor, Robert Lisiescki, Christopher John Gilbert, and Joseph Hoffman pursuant to which the parties agreed to settlement and dismiss the action and to sever, release and discharge and terminate all rights, obligations and liabilities against the Defendants.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

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EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by the Company to its Chief Executive Officer, its two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year, and up to one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. We refer to these individuals as the “Named Executive Officers”. The disclosure is provided for the years ended December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Benefits ($) (4)	Option Award ($) (5)	Total ($)

Laurie DiGiovanni, Former Chief Executive Officer and Chief Operating Officer, Former Director (1)	2018	120,000		—	—	—	120,000
	2017	120,000		—	—	—	120,000

Kevin F. Pickard, Chief Financial Officer, Secretary, Director	2018	66,000		—	904,468	—	970,468
	2017	16,800		—	1,356,703	—	1,373,503

Ramy El-Batrawi, Former Chief Executive Officer, Director (6)	2018	205,000		—	—	—	205,000
	2017	286,300		—	—	—	286,300

Anthony Davis, Former President, Chief Executive Officer, Director	2018	-		—	—	—	—
	2017	20,000	(2)	—	—	—	20,000

Robert W. Vanech, Former Chief Financial Officer, Treasurer, Secretary, Director	2018	-		—	—	—	—
	2017	20,000	(3)	—	—	—	20,000

(1)	Ms. DiGiovanni resigned as Chief Executive Officer on January 25, 2019 and has resumed her position as Chief Operating Officer.

(2)	Executive compensation in the amount of $10,000 payable for each of the months of January and February 2017.

(3)	Executive compensation in the amount of $10,000 payable for each of the months of January and February 2017.

(4)	Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

(5)	The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718. On December 1, 2016, each of Mr. Davis and Mr. Vanech received non-qualified stock options expiring on December 31, 2018, entitling them to purchase 100,000 shares of Company common stock at an exercise price of $1.00 per share at any time on or after June 1, 2017. On June 9, 2017, Mr. Pickard received non-qualified stock options to purchase up to an aggregate of 300,000 shares of underlying Company common stock expiring on December 31, 2020, provided, further, that as of December 31, 2018, options to purchase an aggregate of 300,000 underlying shares of Company common stock are vested and exercisable. All such options terminate within three months of each employee ceasing to be in the continuous employment of the Company.

(6)	Ms. DiGiovanni was appointed Chief Executive Officer on October 4, 2018.

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The following table provides information about equity awards granted to our named executive officers that were outstanding on December 31, 2018.

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ramy El-Batrawi	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

Laurie DiGiovanni	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

Kevin F. Pickard	300,000		—	—	$8.00	12/31/2020	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

Employment Agreements.

As of December 31, 2018, the Company had no employment agreements with any of its named executive officers.

On November 29, 2016, the Company and Mr. Davis, a former executive officer of the Company, entered into an offer of employment agreement with the Company setting forth an initial base salary for Mr. Davis’s first three months of service and performance under his term of employment with the Company. As set forth under the employment offer, Mr. Davis was entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and an additional $10,000 for service performed by Mr. Davis during the month of February 2017.

On November 29, 2016, the Company and Mr. Vanech, a former executive officer of the Company, entered into an offer of employment agreement with the Company setting forth an initial base salary for Mr. Vanech first three months of service and performance under his term of employment. As set forth under the employment offer, Mr. Vanech was entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and (iii) an additional $10,000 for service performed by Mr. Vanech during the month of February 2017.

Board Compensation

During the fiscal year ended December 31, 2018, Jeffrey J. Guzy and director Paul Wesley Richter received $7,500 in cash for board service fees. For more information please see the section entitled “Non-Employee Director Compensation” above.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of July 12, 2019, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Company common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of July 12, 2019. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 26,802,976 shares of common stock issued and outstanding plus, for each individual, any securities that individual has the right to acquire within 60 days of July 12, 2019.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Title	Beneficially Owned*	Percent of Class
Officers and Directors (1)
Jonathan Rosen	Chief Executive Officer	—	—
Kevin F. Pickard	Chief Financial Officer and Director	300,000	1.1%
Laurie DiGiovanni	Chief Operating Officer	—	—
Ramy El-Batrawi (2)	Director	15,425,000	57.5%
Jeffrey J. Guzy	Director	—	—
Christopher Miglino	Director	—	—
Harbant S. Sidhu	Director	—	—
Paul Richter	Director	—	—

Officers and Directors as a Group (total of 8 persons)		15,725,000	58.0%
5% Stockholders
X, LLC (2)		15,425,000	57.5%
Gray Mars Venus Trust, Arizona 2015 (3)		4,800,000	17.9%
Acuitas Group Holdings, LLC (4)		1,654,412	6.2%
Bellridge Capital, L.P. (5)		2,150,000	7.5%

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* Less than 1%

(1) Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o YayYo, Inc., 433 N Camden Dr., # 600 Beverly Hills, CA 90210.

(2) Common stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, our founder and one of our directors. Its address is 2635 Astral Dr., Los Angeles, CA 90046. Mr. El-Batrawi has voting and dispositive control over any securities owned of record by X, LLC. Mr. El-Batrawi has entered into a Voting Trust Agreement (the “Trust”) pursuant to which the voting power of all of his outstanding common stock will be controlled by a trustee who will use the voting power of the common stock held in the Trust to vote on all matters presented for a vote of stockholders in the same proportion that the shares of common stock not subject to the Trust voted on such matters.

(3) Gray Mars Venus Trust, Arizona 2015, an entity beneficially owned and controlled by John Gray. Its address is 75 Avon Ave, Mill Valley, CA 94941.

(4) Acuitas Group Holdings, LLC, an entity beneficially owned and controlled by Terren Peizer. Its address is 11601 Wilshire Blvd #1100, Los Angeles, CA 90025. Mr. Peizer has voting and dispositive control over any securities owned of record by Acuitas Group Holdings, LLC.

(5) Includes the following: (i) 400,000 shares of common stock, (ii) 1,500,000 underlying shares of common stock to be acquired upon the exercise of the Selling Securityholder Warrant, and (iii) an option (exercisable at any time by Bellridge Capital, L.P.) from a non-affiliate shareholder of the Company to purchase 250,000 shares of issued and outstanding common stock of the Company from the non-affiliate shareholder. Bellridge Capital LLC (“BC LLC”) is the investment manager of Bellridge Capital, L.P., Boris Klimov (a.k.a Robert Klimov) is the managing partner and controlling person of BC LLC and may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC and Mr. Klimov each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the arrangements, discussed in the sections titled “Directors, Executive Officers and Corporate Governance” and “Executive Compensation” the following is a description of each transaction since June 21, 2016 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds the lesser of $120,000 or one percent of our total assets at the end of our last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

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Selling Securityholder Transactions

In December 2017, YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K and “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares of common stock (the “Warrant Shares”), with an exercise price of $4.00 per share (the “Warrant”) and 150,000 commitment shares of common stock (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Selling Securityholder Warrant expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

The Company repaid and exchanged a senior secured promissory note in the principal face amount of $6,000,000. On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

We are party to an investors’ rights agreement with the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K, which provides, among other things, that certain holders of our capital stock and securities have the right to demand that we file a registration statement or request that their shares of our capital stock or common stock equivalents be covered by a registration statement that we are otherwise filing under this prospectus. See the section titled “Description of Securities—Registration Rights.”

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X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned and controlled by Ramy El-Batrawi, our founder and one of our directors, issued to the Company advances of a total of $50,000 and $75,000, respectively. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2018 and December 31, 2017, there was no balance owed under the note.

During the period from June 21, 2016 (inception) to October 31, 2016, the Company paid management fees of $110,000 to X, LLC, a company that is beneficially owned and controlled by Ramy El-Batrawi. During the year ended December 31, 2018 and December 31, 2017, the Company paid management fees of $205,000 and $286,300, respectively, to a company that is owned by the Company’s majority stockholder.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our common stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our common stock during the 20 trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder and one of our directors, X, LLC (an entity wholly owned and controlled by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our common stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty and Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a common stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our common stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of $1.00. Under the Stock Purchase Agreement, and in addition to the 200,000 shares of common stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our common stock, held as of record and beneficially by X, LLC, equal to 2% of the number of shares of common stock issued or underlying common stock equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

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Lexicon Labs

On September 28, 2016 YayYo, LLC entered into a product management proposal with Lexicon Labs (the “Product Management Proposal”), whereas Lexicon Labs shall use its own personnel and other assets to oversee and manage the development of our technology and to assist with product development services to the Company in the form of (a) design and development services to provide iOS operating system capabilities for our mobile app “YayYo!”, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Lexicon Labs is managed by Ali Rashidifar, a former director of the Company and consultant to the Company holding the position of product manager. Under the terms of the Product Management Proposal, the Company has agreed to pay Lexicon Labs compensation in the form of a management cost in an amount equal to $10,000 (paid on a monthly basis). Since November 16, 2016 (the date of the Company’s incorporation), the Company has paid Lexicon Labs $10,000 for services rendered for the month of November 2016 under the terms off the Product Management Proposal. As a manager of Lexicon Labs, the Company believes that Mr. Rashidifar will directly or indirectly benefit financially from our Product Management Proposal and it is further assumed, at this stage, that the Company will continue the engagement of Lexicon Labs for the performance of product management services under the Product Management Proposal beyond November 2017, whereby the Company anticipates that aggregate fees paid to Lexicon Labs will exceed an aggregate of $120,000 in total payments issue and received by Lexicon Labs. As of December 31, 2017, the Product Management Proposal with Lexicon Labs has been terminated.

Independent Director Agreements

In November 2017, the Company entered into two separate independent director agreements with Jeffrey J. Guzy and Paul Wesley Richter, a director of the Company (each a “Subject Director” and, collectively, the “Subject Directors”), pursuant to which the Company has agreed to pay each Subject Director a flat, fixed cash fee of $2,500 for each fiscal quarter that each Subject Director serves as an independent director on the board of directors of the Company (the “Subject Director Agreements”). The first payment under Subject Director Agreements was due and payable on or before November 30, 2017 for the fourth fiscal quarter of 2017.

Incentive Agreement for Grant of Stock

On April 1, 2018, the Company entered into an incentive agreement for a grant of stock with Dave Haley, a former director of the Company, pursuant to which Mr. Haley has agreed to write, provide and procure two particular insurance policies for Rideshare Car Rentals, LLC and Distinct Cars, LLC (the “Special Policies”) in consideration for a grant of 250,000 shares of Company restricted common stock, provided further, that in consideration for certain monetary advances made and extended by Mr. Haley on behalf of the Company for certain down payment requirements for the Special Policies, the Company has agreed to issue Mr. Haley 14,945 shares of Company restricted common stock, at a price per share equal to $8.00, as reimbursement for the cost of Mr. Haley’s monetary advances made on behalf of the Company. In March 2019, the Company issued American Business Insurance Services, Inc. 80,000 shares of common stock in connection the settlement of $400,000 of debt related to insurance policies. Mr. Haley is the Chief Executive Officer of American Business Insurance Services, Inc.

Social Reality, Inc.

During the year ended December 31, 2018, the Company incurred $334,471 for advertising and digital media services from Social Reality, Inc. The advertising fees for the year ended December 31, 2018, were less than 5% of Social Reality, Inc.’s consolidated gross revenues. One of our directors, Christopher Miglino, is the Chief Executive Officer of Social Reality, Inc. and owns approximately 7.5% of Social Reality Inc.’s stock. At December 31, 2018, the Company had an amount due of $334,471 to Social Reality, Inc. The transactions with Social Reality, Inc. were arm’s length transactions in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties.

Non-Qualified Stock Option Agreement

On June 9, 2017, the Company entered into a non-qualified stock option agreement with Kevin Pickard, our Chief Financial Officer and director, providing for an option grant to purchase an aggregate of 300,000 shares at an exercise price of $8.00 per share. The option grant vests at a rate of 10,000 options per month following the date of the option grant. As of December 31, 2018, an aggregate of 300,000 options are vested and exercisable. The options expire December 31, 2020.

On December 1, 2016, the Company entered into a series of non-qualified stock option agreements with former executive officers and directors of the Company providing for a series of option grants to those former executive officers and directors to purchase an aggregate of 450,000 shares at an exercise price of $1.00 per share. The options expired December 31, 2018.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 90,000,000 shares of common stock, $0.000001 par value per share, and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common stock

The holders of our common stock are entitled to the following rights:

Voting Rights

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights

Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters

The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.000001 per share. As of the date of this filing, 2,000,000 shares of preferred stock have been designated as Series A non-voting convertible preferred stock, none of which have been issued. Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

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While we do not currently have any plans for the issuance of any preferred stock, the issuance of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

On March 8, 2018, the Company issued to the Selling Securityholder warrants to purchase a total of 1,500,000 shares of Company common stock at the exercise price of $4.00 per share. The shares of Company common stock underlying the Selling Securityholder Warrant are being registered under this prospectus. The Selling Securityholder Warrant expires five years from the date of issuance. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

In March 2018, the Company issued to Aegis Capital Corp., as a placement agent (“Aegis”) warrants (the “Aegis Warrants”) to purchase a certain number of shares of common stock of the Company (“Placement Agent Warrant Shares”) equal to 8% of the aggregate number of securities placed in the Second Note Offering (or the 2018 Senior Secured Note offering), plus any securities underlying any convertible securities placed in the Second Note Offering to such purchasers. The Aegis Warrants provide the holder with the right to purchase the underlying Warrant Shares at a price of $4.00 per share. The Aegis Warrants expires five years from the date of issuance.

Options

2016 Equity Incentive Plan

On November 30, 2016, we adopted our 2016 Equity Incentive Plan (the “Plan”) to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants. We have set aside options to purchase up to 10,000,000 shares of common stock for issuance under the Plan, which may be granted in the form of either incentive stock options or non-qualified stock options. Our Board of Directors administers the Plan and has the authority: (i) to select the Plan recipients, the time or times at which awards may be granted, the number of shares to be subject to each option awarded, the vesting schedule of the options and (ii) to amend the stock option Plan to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants. As of the date of this prospectus, 750,000 options have been granted under the Plan, of which 720,000 options are vested and exercisable. 100% of the outstanding options have been granted to former officers and directors of the Company. Subsequent to the completion of this offering, the Company expects to continue to issue options as an inducement for managerial and qualified personnel to remain with and to join the Company. As of December 31, 2018, the Company granted an aggregate of 750,000 (450,000 expired in 2018) non-qualified stock options under the plan. As of June 30, 2019, an aggregate of 300,000 non-qualified stock options are vested and exercisable.

Restricted Stock

As of June 30, 2019, we had issued and outstanding 1,413,820 shares of restricted common stock. In December 2016, we filed an offering statement pursuant to Regulation A of the Securities Act, which was qualified by the SEC on March 17, 2017. We offered up to a maximum of 6,250,000 shares of common stock on a “best efforts” basis, at a price of $8.00 per share. On March 16, 2018, we closed the Regulation A offering, after issuing 365,306 shares of common stock for proceeds of approximately $1.8 million net of offering expenses.

Registration Rights

The Selling Securityholder, a principal shareholder of the Company and the holder of the Selling Securityholder Warrant, is entitled to rights with respect to the registration of their shares beneficially owned under the Securities Act. These registration rights are set forth under the terms of the Purchase Agreement, dated March 8, 2018, and as further set forth under a registration rights agreement, dated March 8, 2018, by and between the Company and Bellridge Capital, L.P (the “Registration Rights Agreement”). For more information see “Certain Relationships and Related Transactions.” The Registration Rights Agreements sets forth a mandatory date for registration of 1,650,000 shares of restricted common stock of the Company beneficially owned as of record by the Selling Securityholder, pursuant to which the parties agreed that as soon as practicable after the date on which the shares of Company common stock, whether as a result of a public offering, merger, recapitalization, reorganization or otherwise, are registered under the Securities Exchange Act of 1934, as amended (each a “Public Company Date”), but in no event later than thirty (30) days after a Public Company Date (the “Filing Deadline”). The Registration Rights Agreement sets forth that the Company shall use its best efforts to cause the registration statement filed on behalf of the registrable securities to become effective as soon as practicable after filing, subject to the Filing Deadline. Under this prospectus, the Company is registering the underlying shares of common stock under the Selling Securityholder Warrant and such other registrable securities in accordance with the terms of the Purchase Agreement and Registration Rights Agreement. We will pay the registration expenses (other than underwriting discounts, selling commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below.

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Indebtedness.

As of December 31, 2018, we had outstanding indebtedness, excluding capital leases, of approximately a total of $2,690,181, which consisted of the following: (i) $790,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of August 31, 2019; (ii) $319,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of August 31, 2019; (iv) $1,296,018 in a secured note payable due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000 and (v) $62,274 in unsecured notes payable/line of credit to a merchant banks, accruing interest at 15%. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Our contractual obligations and commercial commitments as of December 31, 2018 are summarized below:

Long-term debt—We have long-term debt obligations of nil as of December 31, 2018.

Capital lease obligations—We have capital lease obligations of $3,790,147 as of December 31, 2018.

Operating leases—We have operating lease obligations of nil as of December 31, 2018.

Bellridge Second Note Offering

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased:

●	a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”);

●	warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”);

●	150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”).

In consideration for the Second Note, Warrant Shares and Commitment Shares, the Lender paid an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below).

The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and restrictive financial covenants, including but not limited to, the following restrictive covenants:

●	The Company will not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness (other than (i) the Indebtedness evidenced by the Second Note and the First Note and (ii) other Permitted Indebtedness). Under the terms of the Second Note, “Permitted Indebtedness” means (i) indebtedness evidenced by the Second Note and the First Note, (ii) indebtedness secured by permitted liens or unsecured indebtedness and (iii) permitted subordinated indebtedness;

●	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;

●	At any time a Defeasance Failure exists (defined below), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any indebtedness of the Company or any of its subsidiaries to mature or accelerate prior to the maturity date of the Second Note. “Defeasance Failure” means, as of any given time of determination, the failure of the cash amount in the Holder Master Restricted Account to be greater than or equal to the outstanding amount. “Holder Master Restricted Account” means, solely with respect to the holder, a certain account at Umpqua Bank, or such other account as may be directed by the holder of the Second Note, from time to time, subject to a Controlled Account Agreement in favor of the holder in a form reasonably acceptable to the holder; and

●	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its subsidiaries on March 8, 2018 or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

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The Company believes that as of the date of this prospectus, the Company is in compliance with all of the foregoing restricted covenants, including such additional covenants set forth under Second Note. Further, the Company believes that as of the date of this prospectus, the Company is in compliance with all affirmative covenants set forth below.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and affirmative covenants, including but not limited to, the following affirmative covenants:

●	The Company will establish and maintain a bank account for the holder of the Second Note (collectively, including the Holder Master Restricted Account, the “Master Restricted Accounts”) which Master Restricted Account applicable to a holder of Second Note shall be subject to a deposit account control agreement in form and substance reasonably acceptable to such holder of Notes (each, a “Controlled Account Agreement”). On the issuance date of the Second Note, the Company shall have directed the Lender to deposit an aggregate of $6 million of the purchase price for the Second Note, Commitment Shares and Warrant into Master Restricted Accounts;

●	Upon the occurrence of any Controlled Account Release Event (defined below), the holder of the Second Note shall, as soon as commercially practicable, but in no event later than two trading days thereafter, cause the applicable Controlled Account Release Amount to be released from the Holder Master Restricted Account and deposited into an bank account specified in writing by the Company on or prior to such date (each a “Controlled Account Release”); provided, that if the Company fails to select a bank account in a writing delivered to the holder on or prior to such second trading day, the holder shall effect such Controlled Account Release as soon as commercially practicable after receipt of such bank account election from the Company. “Controlled Account Release Amount” means, with respect to any given Controlled Account Release Event, such amount of cash as specified in the applicable clause of the definition of “Controlled Account Release Event”. “Controlled Account Release Event” means, as applicable, (i) the Company’s receipt of a notice by the Holder electing to effect a release of cash with respect to any Restricted Principal to the Company or (ii) at any time the outstanding amount hereunder is greater than the cash amount in the Holder Master Restricted Account (such excess amount, the “Excess Collateral”), as long as no event of default has occurred and is continuing, the Company may, by delivery of written notice to the Holder, require the release of such Excess Collateral to the Company from the Holder Master Restricted Account;

●	The Company grants and pledges to the holder of the Second Note a continuing security interest in any cash or other assets, from time to time, in that certain deposit account called the Holder Master Restricted Account, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the “Collateral”) to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Company of each of its covenants and duties under the transaction documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to Holder’s rights under the New York Uniform Commercial Code, the Holder’s Lien (as defined in the Second Note) on the Collateral shall remain in effect for so long as any Restricted Principal remains outstanding. Notwithstanding the foregoing, upon any Controlled Account Release, but solely with respect to such the applicable Controlled Account Release Amount, the holder of the Second Note will automatically release any lien on such Controlled Account Release Amount. “Restricted Principal” means, as of any given date, the difference of (i) all cash amounts held in the Master Restricted Account of the Holder as of the Closing Date of the Second Note Offering and (ii) all cash amounts released from the Master Restricted Account of the holder of the Second Note to the Company (or at the Company’s direction) on or prior to such given date;

●	Notwithstanding anything herein to the contrary, at the option of the holder of the Second Note, the holder of the Second Note may satisfy all, or any part, of any redemption or other cash payment obligation of the Company hereunder and/or pursuant to any other transaction document (each, a “Cash Payment Obligation”), in whole or in part, at the sole option of the holder of the Second Note, from the Collateral in the Holder Master Restricted Account, including, without limitation, in connection with any redemption hereunder upon any event of default under the Second Note, or any other payment due hereunder (whether at or prior to the Maturity Date). In connection with any Cash Payment Obligation, the Company irrevocably consents to delivery by the holder of the Second Note of an instruction letter to the Controlled Account Bank to release Collateral from the Holder Master Restricted Account in an amount not to exceed such Cash Payment Obligation to the holder of the Second Note. Notwithstanding the foregoing, in the absence of any such election by the holder of the Second Note, the Company shall remain obligated to pay such Cash Payment Obligation to the holder of the Second Note without regard to any Collateral in the Holder Master Restricted Account. Upon the occurrence of any event which could reasonably be expected to result in a Cash Payment Obligation, the holder of the Second Note may, at the holder of the Second Note option, withdraw any Collateral in the Holder Master Restricted Account; provided that (x) such withdrawn amount shall not exceed such amount which the holder of the Second Note reasonably believes would be necessary to satisfy such Cash Payment Obligation, and (y) such withdrawal shall not constitute the delivery of a Redemption Notice hereunder or payment hereunder unless the holder of the Second Note specifies in writing to the Company that the holder of the Second Note has applied such Collateral in satisfaction of such Cash Payment Obligation; and

●	If the Controlled Account Bank breaches any covenant or other term or condition of any Controlled Account Agreement or otherwise fails to promptly comply with the instructions of the holder of the Second Note in connection with the Collateral, the holder of the Second Note may, at its option, withdraw the Collateral from the Controlled Account Bank and hold such Collateral until such time as (x) the Company and the holder of the Second Note have agreed upon a replacement Controlled Account Bank and (y) a Controlled Account Agreement with respect to such Collateral and a new account shall have been duly executed by the Company, the holder of the Second Note and the replacement Controlled Account Bank. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the Collateral in breach of any Controlled Account Agreement (or receives notice from any holder of Notes that an amount was wired to the Company from a Master Restricted Account attributable to such holder of Notes without the proper authorization of such holder of Notes), the Company shall promptly cause such amounts to be returned to such applicable Master Restricted Account.

The Company repaid and exchanged a senior secured promissory note in the principal face amount of $6,000,000. On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

Related Party Debt

Capital and Operating Leases

We maintain capital leases mainly for certain vehicles maintained and under lease with Distinct Cars, LLC. We have several operating vehicle leases with Acme Auto Leasing LLC (the “Lessor”) with lease terms expiring on a monthly basis. As of December 31, 2018, our total future operating lease payments amounted to $4,084,152 and the present value of minimum lease payments under our capital leases amounted to $3,790,147.

As of the date of this prospectus, Distinct Cars, LLC, as lessee, entered into series open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of thirty (30) to thirty-six (36) months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $342 per month to $621 per month. At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

As of the date of this prospectus, we are indebted to certain principal stockholders of the Company for loans and advances made to our Company over the past five years in the aggregate amount of $1,518,240.

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2017 Senior Secured Note

In December 2017, YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

2018 Senior Secured Note

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”). The aggregate purchase price of the Second Note is $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Selling Securityholder Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

The Company repaid and exchanged a senior secured promissory note in the principal face amount of $6,000,000. On September 12, 2018, the Company entered into a new note payable agreement whereby the Company repaid $4,821,810 of the original $6,000,000 note payable and the balance of $1,178,190 plus an original issue discount of $117,828 was rolled into a note payable for $1,296,018. This note payable is due the earlier of August 31, 2019 or the closing of an offering of at least $3,000,000. As a result of this transaction, the Company recognized interest expense for the remaining unamortized debt discount associated of $4,018,560.

Exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against the Company

Our Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court in the State of Delaware (or, if that court does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC.

Listing

Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “YAYO,” and we expect that our common stock will begin trading on The Nasdaq Capital Market immediately following the completion of this offering.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the completion of the sale of 2,500,000 shares of our common stock in our primary offering, a total of 29,302,976 shares of our common stock will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible promissory notes, options and warrants.

All of the shares of common stock and shares of common stock issuable upon exercise of warrants, when sold pursuant to this prospectus, will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. As of July 12, 2019, our directors and executive officers held a total of approximately 15,725,000 shares or approximately 58.0% of the common stock issued and outstanding as of that date.

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As explained in the Explanatory Note to the registration statement of which this prospectus forms a part, this prospectus is to be used in connection with the potential resale by the Selling Securityholder of up to an aggregate of 1,650,000 shares of our common stock, which shares (including 1,500,000 shares issuable upon exercise of outstanding Selling Securityholder Warrant). We will not receive any of the net proceeds from the sale of shares by the Selling Securityholder; however, we may receive proceeds if the Selling Securityholder Warrant is exercised for cash. The shares of common stock being registered under this prospectus permit public resales of such shares, and the Selling Securityholder may offer the shares for resale from time to time pursuant to this prospectus. The Selling Securityholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares.

25,885,303 shares of our outstanding common stock that are not registered under the registration statement of which this prospectus is a part and have not been registered under another registration statement will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted are available for sale in the public market under Rule 144.

For information about shares of common stock issuable upon the exercise of options and warrants, see “Description of Securities.”

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

Sale under Rule 144 by affiliates, whether of restricted or non-restricted shares, include requirements for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by Selling Securityholder, if any, participating in the offering. The Selling Securityholder may agree to allocate a number of shares of common stock to their online brokerage account holders. Internet distributions will be allocated by the Selling Securityholder to make Internet distributions on the same basis as other allocations.

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UNDERWRITING

Aegis Capital Corp. is acting as the lead managing underwriter and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of shares of common stock

Aegis Capital Corp.	[_]

Total:	[_]

The underwriters are committed to purchase all the shares of common stock offered by this prospectus, if they purchase any shares of common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ option to purchase additional shares of common stock described below. The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the representative of the underwriters, an option exercisable, for up to 45 days after the date of the underwriting agreement, to purchase up to shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock.

Discounts and Commissions

We have agreed to pay the underwriters a cash fee equal to 8.0% of the aggregate gross proceeds.

The Representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the Representative may offer some of the shares to other securities dealers at such price less a concession of up to $[ ] per share. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company's proceeds from the underwriters’ purchase of the shares.

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

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	Per Share of Common Stock	Total without Over-allotment Option	Total Over-allotment Option
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to us	$	$	$
	$	$	$

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the gross proceeds of the offering. We estimate that the total expenses, but excluding underwriting discounts and commissions and the 1% non-accountable expense allowances, will be approximately $[100,000], all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the Representative for reimbursement of its expenses related to the offering up to a maximum aggregate expense allowance of $125,000, for which we have paid a $50,000 advance, which will be returned to us to the extent not offset by actual expenses.

Underwriters’ Warrants

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the underwriters or their designees warrants to purchase an aggregate number of shares of our common stock equal to 5% of the number of shares of common stock issued in this offering (excluding shares of common stock sold to cover over-allotments, if any), at an exercise price per share equal to 125% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying shares of common stock will not be exercised exercise, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants by any person for a period of 180 days from the effective date of the registration statement for this offering in accordance with FINRA Rule 5110. The Underwriters’ Warrants will expire on the fifth anniversary of the effective date of the registration statement for this offering. In addition, we have granted the underwriters a one-time demand registration right and unlimited “piggyback” registration rights with respect to the underlying shares. The piggyback registration right will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v).

Determination of Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

●	the prospects for our Company and the industry in which we operate;
●	our past and present financial and operating performance;
●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;
●	the prevailing conditions of United States securities markets at the time of this offering; and
●	other factors deemed relevant.

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Lock-Up Agreements

We and each of our officers, directors affiliates and certain existing stockholders aggregating at least 5% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days from the date of this offering without the prior written consent of the Representative. Notwithstanding the foregoing, 400,000 shares held by Bellridge Capital, L.P are subject to a lock-up for 30 days from the date of this offering and 1,500,000 shares of common stock issuable upon exercise of outstanding warrants held by Bellridge Capital, L.P. are subject to a lock-up for 60 days from the date of this offering without the prior written consent of the Representative. In addition, one of our other existing shareholders, who holds shares representing 6.2% of our common stock has not yet agreed, and may not be subject to, a lock-up agreement. See “Risk Factors.”

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Pursuant to the underwriting agreement, we have also agreed, for a period of 180 days from the date of the offering, that we will not, subject to specified exempt issuances, offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

Our former Chief Executive Officer, Ramy El-Batrawi has entered into an agreement with The Nasdaq Stock Market LLC not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the prior written consent of The Nasdaq Stock Market LLC for a period of one year after the date of this prospectus.

Right of First Refusal

According to the terms of the underwriting agreement, the Representative shall have the right of first refusal for a period of twelve months after the closing of this offering to act as sole book-running manager for all future public equity offerings by us, or any successor to or subsidiary of our company, during such period.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

86

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers:

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Certain Relationships

Certain of the underwriters and their affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

87

EXPERTS

AJ Robbins CPA, LLC, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2018 and 2017. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of AJ Robbins CPA, LLC, given on their authority as experts in accounting and auditing.

88

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & DiChiara LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel for the underwriters with respect to the primary offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.yayyo.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

89

INDEX TO FINANCIAL STATEMENTS

YAYYO, INC

Financial Statements

December 31, 2018 and 2017

F-1

AJ Robbins CPA, LLC Certified Public Accountant

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Yayyo Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Yayyo, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Yayyo, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United Sates) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. According we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluation of the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 13 to the financial statements, the 2017 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2016

Denver, Colorado

March 22, 2019

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261

F-2

YAYYO, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2018 and 2017

	2018	2017
		(restated)
ASSETS
Current Assets:
Cash	$277,444	$308,738
Accounts receivable	-	-
Prepaid expenses	108,900	13,406
Total current assets	386,344	322,144

Equipment, net	5,092	2,860
Leased assets, net	5,115,117	2,033,482
Deferred offering costs	66,500	-
TOTAL ASSETS	$5,573,053	$2,358,486

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable (including $334,471 in 2018 to related party)	$719,386	$100,000
Accrued expenses	494,066	31,453
Notes payables, current (net of discount of $72,211 and $48,600)	2,617,970	254,511
Finance lease obligations, current	1,562,651	555,090
Total current liabilities	5,394,073	941,054

Notes payable, net of current portion (net of discount of $54,190)	-	552,588
Finance lease obligations, net of current portion	2,227,496	1,038,201
TOTAL LIABILITIES	7,621,569	2,531,843

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 26,718,676 and 25,770,551 shares issued and outstanding	27	26
Additional paid-in capital	19,193,151	7,879,189
Accumulated deficit	(21,241,694)	(8,052,572)
Total stockholders’ deficit	(2,048,516)	(173,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,573,053	$2,358,486

The accompanying footnotes are an integral part of these consolidated financial statements.

F-3

YAYYO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2018 and 2017

	2018	2017
		(restated)
Revenue	$3,289,478	$235,690

Cost of revenue	2,374,397	213,111

Gross profit	915,081	22,579

Operating expenses:
Selling and marketing expenses	482,811	86,098
Product development	9,699	303,555
General and administrative expenses	6,584,251	3,249,659
Impairment of leased assets	2,388,000	2,800,000
Total operating expenses	9,464,761	6,439,312

Loss from operations	(8,549,680)	(6,416,733)

Other income (expense):
Interest and financing costs	(4,639,442)	(192,395)
Change in value of derivative liability	-	40,265
Total other income (expense)	(4,639,442)	(152,130)

Net loss	$(13,189,122)	$(6,568,863)

Weighted average shares outstanding:
Basic	26,321,137	25,297,066
Diluted	26,321,137	25,297,066

Loss per share
Basic	$(0.50)	$(0.26)
Diluted	$(0.50)	$(0.26)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-4

YAYYO, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Year Ended December 31, 2018 and 2017

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31,2016	25,011,000	$25	$1,382,930	$(1,483,709)	$(100,754)
Issuance of common stock for cash	371,351	1	2,484,198		2,484,199
Payment of offering costs			(814,442)		(814,442)
Value of common stock of related party issued with convertible note payable			99,027		99,027
Value of common stock issued with notes payable	18,200		91,000		91,000
Value of common stock issued with capital lease obligation	350,000		2,800,000		2,800,000
Issuance of common stock for accounts payable	20,000		160,000		160,000
Stock option expense			1,676,476		1,676,476
Net loss				(6,568,863)	(6,568,863)
Balance, December 31, 2017	25,770,551	26	7,879,189	(8,052,572)	(173,357)
Issuance of common stock for cash	46,330		307,924		307,924
Value of common stock issued with notes payable	155,850		407,791		407,791
Value of warrants issued with notes payable			3,726,506		3,726,506
Value of common stock issued with capital lease obligation	298,500		2,388,000		2,388,000
Issuance of common stock for services	432,500	1	3,459,999		3,460,000
Issuance of common stock for accounts payable	14,945		119,274		119,274
Stock option expense			904,468		904,468
Net loss				(13,189,122)	(13,189,122)
Balance, December 31, 2018	26,718,676	$27	$19,193,151	$(21,241,694)	$(2,048,516)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-5

YAYYO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2018 and 2017

	2018	2017
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,189,122)	(6,568,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	500,622	82,904
Stock option expense	904,468	1,676,476
Common stock issued for services	3,460,000	-
Non-cash financing costs	-	39,293
Amortization of debt discounts	4,460,931	124,320
Change in value of derivative liability	-	(40,266)
Gain on disposal of assets	(17,360)	-
Impairment of leased assets	2,388,000	2,800,000
Accounts receivable	-	-
Prepaid expenses	(95,494)	(13,406)
Accounts payable	673,836	15,966
Accrued expenses	489,963	31,453
Net cash used in operating activities	(424,156)	(1,852,123)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,840)	(3,178)
Deposit for leased vehicles	-	-
Net cash used in investing activities	(2,840)	(3,178)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	307,924	2,484,199
Payment of offering costs	-	(614,805)
Proceeds from convertible note payable	-	100,000
Repayment of convertible note payable	-	(113,888)
Proceeds from notes payable	7,746,378	887,667
Repayment of note payable	(6,111,263)	-
Payment for debt issuance costs	(178,228)	-
Proceeds from advance from related party	-	50,000
Repayment of advance from related party	-	(125,000)
Repayment of finance lease obligations	(1,369,109)	(522,777)
Net cash provided by financing activities	395,702	2,145,396
NET INCREASE (DECREASE) IN CASH	(31,294)	290,095
CASH, BEGINNING OF PERIOD	308,738	18,643
CASH, END OF PERIOD	$277,444	$308,738

CASH PAID FOR:
Interest	$139,825	$16,402
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable with common stock	$119,274	$-
Value of equity recorded as debt discounts	$4,134,297	$1,368,063
Finance lease obligations	$3,700,674	$2,116,068

The accompanying footnotes are an integral part of these consolidated financial statements.

F-6

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company rents cars to Uber and Lyft drivers.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Distinct Cars, LLC, RideShare Car Rentals, LLC, RideYayYo, LLC and Savy, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer equipment	5 years
Vehicles	5 years

F-7

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2018 and 2017, the Company took an impairment charge against its leased assets for $2,388,000 and $2,800,000, respectively.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 606, Revenue From Contracts with Customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 1,500,000 warrants and 300,000 options outstanding as of December 31, 2018.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 1,800,000 and 750,000 potentially dilutive securities outstanding at December 31, 2018 and 2017, respectively.

F-8

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the years ended December 31, 2018 and 2017 were $482,811 and $86,098, respectively.

Research and Development Costs

The Company expenses its research and development costs as incurred. Research and developments costs for the years ended December 31, 2018 and 2017 were $9,699 and $303,555, respectively.

Deferred Offering Costs

Deferred offering costs are amounts incurred that are directly related to the offering of the Company’s common stock. These costs will be offset against the proceeds from the Company’s equity offering.

Software Development Costs

Software development costs are capitalized in accordance with FASB ASC 985-20 Cost of Software to Be Sold, Leased, or Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of direct overhead, payroll costs, and consultants’ fees of individuals working directly on the development of specific software products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product to the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs over expected net realizable value is expensed at that time.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. During the year ended December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. The convertible note was repaid therefore, there are no derivative financial instruments at December 31, 2018 and 2017.

F-9

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At December 31, 2018 and 2017, the Company did not identify any liabilities that are required to be presented on the balance sheet at fair value. The derivative liability associated with the convertible notes payable were both issued and repaid during the year ended December 31, 2017; therefore, there was no derivative liability at December 31, 2018 or December 31, 2017.

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The adoption of this ASU did not have an impact on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

F-10

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU for its year ended December 31, 2017.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company adopted this ASU beginning on January 1, 2018 and used the modified retrospective method of adoption. The adoption of this ASU did not have a material impact on the Company’s financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-11

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Note 3 – Equipment

At December 31, 2018 and 2017 equipment consisted of the following:

	2018	2017

Computer equipment	$6,046	$3,178
	6,046	3,178
Less accumulated depreciation	(954)	(318)
Equipment, net	$5,092	$2,860

Depreciation expense for equipment for the years ended December 31, 2018 and 2017 was $636 and $318, respectively.

Note 4 – Leased Assets

At December 31, 2018 and 2017 all of the Company’s leased assets were finance leased right-of-use assets and consisted of the following:

	2018	2017

Vehicles	$5,661,749	$2,116,068
	5,661,749	2,116,068
Less accumulated depreciation	(546,632)	(82,586)
Leased assets, net	$5,115,117	$2,033,482

The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. The value of the leased assets was initially determined as the sum of the lease liability plus the up-front consideration of 298,500 shares of the Company’s common stock (valued at $2,388,000) paid to the lessor in 2018 and 350,000 shares of the Company’s common stock (valued at $2,800,000) paid to the lessor in 2017. During the years ended December 31, 2018 and 2017, the Company determined that the carrying value of the leased assets was impaired and took an impairment charge of $2,388,000 and $2,800,000, respectively, to reduce the carrying value of the leased assets to fair value. Amortization expense for leased assets for the years ended December 31, 2018 and 2017 was $499,986 and $82,586, respectively. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

Note 5 – Notes Payable

Notes payable at December 31, 2018 and 2017 consisted of the following:

	2018	2017
Note payable to investor; accrue interest at 5% per annum; due March 31, 2019; unsecured	$790,000	$445,000

Notes payable to individual investors; accrue interest at 8% per annum; principal payments equal to 1/12 of original balance plus interest due quarterly; due from dates ranging from August 9, 2020 to March 26, 2021; unsecured (A)	319,667	242,667

Note payable to investor; accrue interest at 6% per annum; due March 31, 2018; unsecured (B)	222,222	222,222

Note payable to investor; original issue discount of $117,828; due he earlier of July 31, 2019 or closing of an offering of at least $3,000,000; secured by assets of the Company (C)	1,296,018	-

Note payable to merchant bank; accrues interest at 15% per annum; daily payments of $813	37,308	-

Line of credit; $65,000 limit; accrues interest at 15% per annum; weekly payments of $3,038	24,966	-
Total notes payable	2,690,181	909,889
Unamortized debt discount	(72,211)	(102,790)
Notes payable, net discount	2,617,970	807,099
Less current portion	(2,617,970)	(254,511)
Long-term portion	$-	$552,588

F-12

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

(A) In connection with the issuance of these notes payable, during the year ended December 31, 2018, the Company also issued an aggregate of 5,850 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $28,875 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $28,875 is being amortized over the term of the notes payable. During the year ended December 31, 2017, the Company also issued an aggregate of 18,200 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $91,000 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $91,000 is being amortized over the term of the notes payable. During the years ended December 31, 2018 and 2017, $37,949 and $0, respectively, was charged to interest expense as amortization of the discounts, with an unamortized balance of $72,211 at December 31, 2018.

(B) This note payable was issued with an original issuance discount of $22,222 which is being amortized over the term of the notes payable. During the years ended December 31, 2018 and 2017, $21,506 and $0, respectively, was charged to interest expense as amortization of the discount, with an unamortized balance of $0 at December 31, 2018.

(C) On March 8, 2018, the Company issued a note payable for $6,000,000. The note accrues interest at LIBOR plus 100 basis points and is due five years from the date of issuance. The note payable is secured by the restricted cash balance. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per shares. The warrants expire five years from the date of issuance. The Company also paid $178,228 of issuance costs associated with this note. The relative fair value of the 150,000 shares of common stock was $378,916 and the relative fair value of the 1,500,000 warrants was $3,726,506 and both were recorded as a discount on the note payable and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the note payable. On September 12, 2018, the Company entered into a new note payable agreement with this investor whereby, the Company repaid $4,821,810 of the original $6,000,000 note payable and with the balance of $1,178,190 plus an original issue discount of $117,828 being rolled into the September 12, 2018 note payable for $1,296,018. The original issue discount of $117,828 is being amortized to interest expense over the term of the new note payable. As a result of the $6,000,000 note payable being repaid in September 2018, the Company amortized to interest expense the remaining debt discount associated with the note payable of $4,018,560. During the years ended December 31, 2018 and 2017, $4,401,477 and $0, respectively, was charged to interest expense as amortization of the debt discounts associated with the notes payable to this investor, with an unamortized balance of $0 at December 31, 2018.

A rollforward of notes payable from December 31, 2016 to December 31, 2018 is below:

Notes payable, December 31, 2016	$0
Issued for cash	887,667
Issued for original issue discount	22,222
Debt discount related to notes payable	(113,222)
Amortization of debt discounts	10,432
Notes payable, December 31, 2017	$807,099
Issued for cash	7,746,378
Repayments	(6,111,263)
Accrued interest converted to note payable	27,350
Debt discount related to notes payable	(4,312,525)
Amortization of debt discounts	4,460,931
Notes payable, December 31, 2018	$2,617,970

Note 6 – Lease Obligations

Lease obligations at December 31, 2018 and 2017 consisted of the following:

	2018	2017

Lease obligations	$3,790,147	$1,593,291
Less current portion	(1,562,651)	(555,090)
Long-term portion	$2,227,496	$1,038,201

In connection with these finance lease obligations, during the years ended December 31, 2018, the Company also issued to the lessor 298,500 shares of its common stock as additional incentive for the lessor to enter into additional lease agreements. The fair value of these 298,500 shares of common stock was $2,388,000 and was recorded as an up-front lease payment. The fair value of the common stock was based on sales of the Company’s common stock to third parties. Increasing the value of the leased vehicles for the value of the 298,500 shares of common stock resulted in the carrying amount of the vehicles exceeding the fair value of the vehicles. Accordingly, the Company has taken an impairment charge of $2,388,000 during the years ended December 31, 2018 to reduce the carrying value of the vehicles to fair value.

F-13

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

A rollforward of lease obligations from December 31, 2016 to December 31, 2018 is below:

Lease obligations, December 31, 2016	$-
New lease obligations	2,116,068
Payments on lease obligations	(522,777)
Lease obligations, December 31, 2017	$1,593,291
New lease obligations	3,700,674
Disposal of leased vehicles	(134,709)
Payments on lease obligations	(1,369,109)
Lease obligations, December 31, 2018	$3,790,147

Future payments under lease obligations are as follows:

Years ending December 31,
2019	$1,747,166
2020	1,637,780
2021	699,206
Total payments	4,084,152
Amount representing interest	(294,005)
Lease obligation, net	$3,790,147

The weighted-average remaining lease term at December 31, 2018 is 2.17 years and the weighted average discount rate is 5%.

The finance lease costs for the year ended December 31, 2018 consisted of amortization expense of $499,986 and interest expense of $117,858. The finance lease costs for the year ended December 31, 2017 consisted of amortization expense of $82,586 and interest expense of $16,292.

Note 7 – Convertible Notes Payable

On January 6, 2017, the Company entered into a letter agreement (the “CFI Letter Agreement”) with Chase Financing, Inc. (“CFI”), pursuant to which CFI agreed to provide up to $100,000 in capital to the Company through one or more loans with an aggregate principal amount of $113,888.

On January 6, 2017, the Company received $50,000 from CFI and issued its 10% original issue discount senior secured convertible note in the principal amount of $ 55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017 the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note “). Subsequent to the Second CFI Note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of $27,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms of the CFI Notes.

Pursuant to the terms, the CFI Notes are secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and are convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. If an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

F-14

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI Notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge agreement with CFI (the “Guaranty & Pledge”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our Common Stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months.

The CFI Notes have been repaid by the Company.

A rollforward of the convertible note payable from December 31, 2016 to December 31, 2017 is below:

Convertible notes, December 31, 2016	$-
Issued for cash	100,000
Issued for original issue discount	13,888
Debt discount related to new convertible notes	(113,888)
Amortization of debt discounts	113,888
Repayment in cash	(113,888)
Convertible notes, December 31, 2017	$-

Note 8 – Derivative Liability

The convertible notes payable discussed in Note 7 had a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability was recorded and shown separately under current liabilities. However, as of December 31, 2017 the convertible note payable giving rise to the derivative liability was repaid, and as a result, the derivative liability at December 31, 2017 was $0. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability:

Stock price	$4.00
Risk free rate	0.53%
Volatility	275%
Conversion/ Exercise price	$4.00
Dividend rate	0%
Term (years)	0.16 to 0.25

F-15

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

The following table represents the Company’s derivative liability activity from December 31, 2016 to December 31, 2017:

Derivative liability balance, December 31, 2016	$-
Issuance of derivative liability during the period	40,266
Change in derivative liability during the period	(40,266)
Derivative liability balance, December 31, 2017	$-

Note 9 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common Stock

During the years ended from December 31, 2018, the Company:

●	sold 46,330 shares of common stock to investors for gross cash proceeds of $307,924;

●	issued 155,850 shares of common stock in connection with the issuance of notes payable;

●	issued 298,500 shares of common stock in connection with lease obligations;

●	issued 432,500 shares of common stock for services rendered valued at $3,460,000. The value was determined based on the shares price for recent sales of the Company’s common stock; and

●	issued 14,945 shares of common stock for payment of accounts payable of $119,274.

During the year ended from December 31, 2017, the Company:

●	sold 371,351 shares of common stock to investors for gross cash proceeds of $2,484,199 of which 326,126 shares and $2,303,299 of cash proceeds were related to the Company’s Regulation A offering. The Company incurred $814,442 of offering cost related to the sale of common stock which consisted principally of legal fees and costs associated with soliciting the sale of common stock directly to the Regulation A investors;

●	issued 18,200 shares of common stock in connection with the issuance of notes payable;

●	issued 350,000 shares of common stock in connection with lease obligations;

●	issued 432,500 shares of common stock for services rendered valued at $3,460,000. The value was determined based on the shares price for recent sales of the Company’s common stock; and

●	issued 20,000 shares of common stock for payment of accounts payable of $160,000.

Stock Options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2016	450,000	$1.00	2.00	$-
Granted	300,000	$8.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2017	750,000	$3.80	1.80	$3,150,000

Granted	-
Forfeited	(450,000)	1.00
Exercised	-
Outstanding, December 31, 2018	300,000	$8.00	2.00	$
Exercisable, December 31, 2018	300,000	$8.00	2.00	$

The exercise price for options outstanding at December 31, 2018:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
300,000	$8.00	$300,000	8.00
300,000		300,000

F-16

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Warrants

The following is a summary of warrant activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2017	-
Granted	1,500,000	$4.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2018	1,500,000	$4.00	4.44	$6,000,000
Exercisable, December 31, 2018	1,500,000	$4.00	4.44	$6,000,000

The exercise price for warrants outstanding at December 31, 2018:

Outstanding and Exercisable
Number of	Exercise
Warrants	Price
1,500,000	$4.00
1,500,000

Note 10 – Related Party Transactions

During the years ended December 31, 2018 and 2017, the Company paid management fees of $205,000 and $286,300, respectively, to a company that is owned by the Company’s majority stockholder.

During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company’s majority stockholder advanced a total of $50,000 and $75,000 to the Company. During the year ended December 31, 2017, $125,000 of these advances were repaid. These advances are non-interest bearing and due upon demand.

During the years ended December 31, 2018 and 2017, the Company expensed $334,471 and $0, respectively, in advertising expense from a company whose CEO is also a director of the Company. At December 31, 2018 and 2017, $334,471 and $0, respectively, was owed to this company and is included in accounts payable in the accompanying consolidated balance sheets.

Note 11 – Commitments and Contingencies

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on the Company’s consolidated financial position as of December 31, 2018, results of operations, cash flows or liquidity of the Company.

F-17

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Note 12 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2018 and 2017 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the years ended December 31, 2018 and 2017.

A reconciliation of the differences between the effective and statutory income tax rates for the years ended December 31, 2018 and 2017:

	2018		2017
	Amount	Percent	Amount	Percent

Federal statutory rates	$(2,769,716)	21.0%	$(2,233,413)	34.0%
State income taxes	(923,239)	7.0%	(328,443)	5.0%
Permanent differences	3,144,503	-23.8%	1,786,485	-27.2%
Valuation allowance against net deferred tax assets	548,452	-4.2%	775,371	-11.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2018 and 2017, the significant components of the deferred tax assets are summarized below:

	2018	2017
Deferred income tax asset
Net operation loss carryforwards	1,497,497	1,321,885
Total deferred income tax asset	1,497,497	1,321,885
Less: valuation allowance	(1,497,497)	(1,321,885)
Total deferred income tax asset	$-	$-

 The valuation allowance increased by $175,612 in 2018 of which $548,452 was a result of the Company generating additional net operating losses offset by $372,840 as a result of the change in the corporate tax rate from 34% to 21%. The valuation allowance increased by $775,371 in 2017 as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2018 and 2017 a valuation allowance of $1,497,497 and $1,321,885, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2018 and 2017.

The Company has net operating loss carry-forwards of approximately $5,350,000. Such amounts are subject to IRS code section 382 limitations and expire in 2031. The 2016, 2017 and 2018 tax year is still subject to audit.

F-18

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Note 13 – Restatement of Previously Issued Financial Statements

In connection finance lease obligations as discussed in Note 6, the Company issued the lessor an aggregate of 350,000 shares of its common stock as additional incentive for the lessor to enter into the lease agreements. The Company originally accounted for the issuance of the 350,000 shares of common stock as a debt discount to the lease obligation by recording the relative fair value of the common stock as a debt discount that would be amortized to interest expense over the term of the lease obligations. The Company has restated its previously issued financial statements to record the fair value of the 350,000 shares of common stock as an up-front lease payment; and therefore included in the value of the leased vehicles. Increasing the value of the leased vehicles for the value of the 350,000 shares of common stock resulted in the carrying amount of the vehicles exceeding the fair value of the vehicles. Accordingly, the Company has taken an impairment charge of $2,800,000 to reduce the carrying value of the vehicles to fair value. The adjustments to the previously issued financial statements reflect the following:

a.	removal of the debt discount from the financing lease obligation

b.	removal of the amortization of the debt discount to interest expense

c.	record the impairment of the leased vehicles

Consolidated Balance Sheet
As of December 31, 2017

	Previously Filed	Adjustment		As Restated
ASSETS
Current Assets:
Cash	$308,738	$—		$308,738
Prepaid expenses	13,406	—		13,406
Total current assets	322,144	—		322,144
Equipment, net	2,860	—		2,860
Leased assets, net	2,033,482	—		2,033,482
TOTAL ASSETS	$2,358,486	$—		$2,358,486

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$100,000	$—		$100,000
Accrued expenses	31,453	—		31,453
Notes payable, current (net of discount of $48,600)	254,511	—		254,511
Finance lease obligations, current	72,485	482,605	a	555,090
Total current liabilities	458,449	482,605		941,054
Notes payable, net of current portion (net of discount of $54,190)	552,588	—		552,588
Finance lease obligations, net of current portion	674,208	363,993	a	1,038,201
TOTAL LIABILITIES	1,685,245	846,598		2,531,843

Commitments and contingencies	—	—		—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—		—
Common stock	26	—		26
Additional paid-in capital	6,257,225	1,621,964	a,c	7,879,189
Accumulated deficit	(5,584,010)	(2,468,562)	b,c	(8,052,572)
Total stockholders’ equity (deficit)	673,241	(846,598)		(173,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,358,486	$—		$2,358,486

Consolidated Statement of Operations

For the Year Ended December 31, 2017

	Previously
	Filed	Adjustment		As Restated
Revenue	$235,690	$—		$235,690
Cost of revenue	213,111	—		213,111
Gross profit	22,579	—		22,579

Operating expenses:
Selling and marketing expenses	86,098	—		86,098
Product development	303,555	—		303,555
General and administrative expenses	3,249,659	—		3,249,659
Impairment of leased assets	—	2,800,000	c	2,800,000
Total operating expenses	3,639,312	2,800,000		6,439,312
Loss from operations	(3,616,733)	(2,800,000)		(6,416,733)

Other income (expense):
Interest and financing costs	(523,833)	331,438	b	(192,395)
Change in value of derivative liability	40,265	—		40,265
Total other income (expense)	(483,568)	331,438		(152,130)
Net loss	$(4,100,301)	$(2,468,562)		$(6,568,863)

Weighted average shares outstanding :
Basic	25,297,066	—		25,297,066
Diluted	25,297,066	—		25,297,066
Loss per share
Basic	$(0.16)	$(0.10)		$(0.26)
Diluted	$(0.16)	$(0.10)		$(0.26)

F-19

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2018 and 2017

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2017

	Previously
	Filed	Adjustment		As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,100,301)	$(2,468,562)		$(6,568,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	82,904	—		82,904
Stock option expense	1,676,476	—		1,676,476
Non-cash financing costs	39,293	—		39,293
Amortization of debt discounts	455,758	(331,438)	b	124,320
Impairment of leased assets	—	2,800,000	c	2,800,000
Change in value of derivative liability	(40,266)	—		(40,266)
Change in operating assets and liabilities:		—
Prepaid expenses	(13,406)	—		(13,406)
Accounts payable	15,966	—		15,966
Accrued expenses	31,453	—		31,453
Net cash used in operating activities	(1,852,123)	—		(1,852,123)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,178)	—		(3,178)
Net cash used in investing activities	(3,178)	—		(3,178)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,484,199	—		2,484,199
Payment of offering costs	(614,805)	—		(614,805)
Proceeds from convertible note payable	100,000	—		100,000
Repayment of convertible note payable	(113,888)	—		(113,888)
Proceeds from notes payable	887,667	—		887,667
Proceeds from advance from related party	50,000	—		50,000
Repayment of advance from related party	(125,000)	—		(125,000)
Repayment of finance lease obligations	(522,777)	—		(522,777)
Net cash provided by financing activities	2,145,396	—		2,145,396

NET INCREASE IN CASH	290,095	—		290,095
CASH, BEGINNING OF PERIOD	18,643	—		18,643
CASH, END OF PERIOD	$308,738	$—		$308,738

CASH PAID FOR:
Interest	$16,402	$—		$16,402
Income taxes	$—	$—		$—

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Finance lease obligations	$2,116,068	$—		$2,116,068
Value of equity recorded as debt discounts	$1,368,063	(1,178,036)	a	$190,027

F-20

YAYYO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2019 and December 31, 2018

	(unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$34,381	$277,444
Accounts receivable	65,115	-
Prepaid expenses	145,597	108,900
Total current assets	245,093	386,344
Equipment, net	4,934	5,092
Leased assets, net	4,758,110	5,115,117
Deferred offering costs	66,500	66,500
TOTAL ASSETS	$5,074,637	$5,573,053

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable (including $387,978 and 334,471, respectively to related party)	$504,801	$719,386
Accrued expenses	538,409	494,066
Notes payables, current (net of discount of $52,414 and $72,211)	3,180,673	2,617,970
Finance lease obligations, current	1,662,476	1,562,651
Total current liabilities	5,886,359	5,394,073
Finance lease obligations, net of current portion	1,559,309	2,227,496
TOTAL LIABILITIES	7,445,668	7,621,569

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding Common stock, $0.000001 par value; 90,000,000 shares authorized; 26,802,976 and 26,718,676 shares issued and outstanding	27	27
Additional paid-in capital	19,867,551	19,193,151
Accumulated deficit	(22,238,609)	(21,241,694)
Total stockholders’ deficit	(2,371,031)	(2,048,516)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,074,637	$5,573,053

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-21

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

	Six months ended June 30,
	2019	2018

Revenue	$3,475,518	$1,037,415

Cost of revenue	2,044,241	727,624

Gross profit	1,431,277	309,791

Operating expenses:
Selling and marketing expenses	102,606	91,495
Product development	-	9,699
General and administrative expenses	1,460,811	3,972,915
Loss on the settlement of debt	252,900	-
Total operating expenses	1,816,317	4,074,109

Loss from operations	(385,040)	(3,764,318)

Other income (expense):
Interest and financing costs	(611,875)	(380,872)
Total other income (expense)	(611,875)	(380,872)

Net loss	$(996,915)	$(4,145,190)

Weighted average shares outstanding :
Basic	26,760,318	26,086,952
Diluted	26,760,318	26,086,952

Loss per share
Basic	$(0.04)	$(0.16)
Diluted	$(0.04)	$(0.16)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-22

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	26,718,676	27	19,193,151	(21,241,694)	(2,048,516)
Issuance of common stock for accounts payable and accrued expenses	84,300		674,400		674,400
Net loss				(996,915)	(996,915)
Balance, June 30, 2019	26,802,976	$27	$19,867,551	$(22,238,609)	$(2,371,031)

Balance, December 31, 2017	25,770,551	26	7,879,189	(8,052,572)	(173,357)
Issuance of common stock for cash	46,330		307,924		307,924
Value of common stock issued with notes payable	155,850		407,791		407,791
Value of warrants issued with notes payable			3,726,506		3,726,506
Issuance of common stock for services	332,500		2,660,000		2,660,000
Issuance of common stock for accounts payable	8,695		69,274		69,274
Stock option expense			452,234		452,234
Net loss				(4,145,190)	(4,145,190)
Balance, June 30, 2018	26,313,929	$26	$15,502,918	$(12,197,762)	$3,305,182

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F- 23

YAYYO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

	Six months ended June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,915)	$(4,145,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	514,402	186,061
Stock option expense	-	452,234
Common stock issued for services	-	2,660,000
Amortization of debt discounts	19,797	304,419
Gain on disposal of assets	-	(11,302)
Loss on the settlement of debt	252,900	-
Accounts receivable	(65,115)	-
Prepaid expenses	(36,697)	12,859
Accounts payable	(214,585)	40,142
Accrued expenses	465,843	13,161
Net cash used in operating activities	(60,370)	(487,616)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(2,840)
Net cash used in investing activities	-	(2,840)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	307,924
Proceeds from notes payable	1,051,330	6,645,000
Repayment of note payable	(508,394)	(122,744)
Payment for debt issuance costs	-	(178,228)
Repayment of finance lease obligations	(725,599)	(333,730)
Net cash provided by (used in) financing activities	(182,693)	6,318,222

NET INCREASE (DECREASE) IN CASH	(243,063)	5,827,766
CASH, BEGINNING OF PERIOD	277,444	308,738
CASH, END OF PERIOD	$34,381	$6,136,504

CASH PAID FOR:
Interest	$564,961	$24,372
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable/accrued expenses with common stock	$421,500	$69,274
Value of equity recorded as debt discounts	$-	$4,134,297
Finance lease obligations	$510,136	$659,539

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F- 24

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company rents cars to Uber and Lyft drivers.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Interim financial statements

The unaudited interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosure are adequate to make the information presented not misleading.

These statements reflect all adjustment, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2018 and notes thereto included in the Company’s annual report on Form 1-K. The Company follows the same accounting policies in the preparation of interim report. Results of operations for the interim period are not indicative of annual results.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Distinct Cars, LLC, RideShare Car Rentals, LLC, RideYayYo, LLC and Savy, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

F- 25

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer equipment	5 years
Vehicles	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at June 30, 2019, the Company determined that no impairment charge was necessary.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 606, Revenue From Contracts with Customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 1,500,000 warrants and 300,000 options outstanding as of June 30, 2019.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 1,800,000 potentially dilutive securities outstanding at June 30, 2019.

F- 26

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the six months ended June 30, 2019 and 2018 were $102,606 and $91,495, respectively.

Research and Development Costs

The Company expenses its research and development costs as incurred. Research and developments costs for the six months ended June 30, 2019 and 2018 were $0 and $9,699, respectively.

Deferred Offering Costs

Deferred offering costs are amounts incurred that are directly related to the offering of the Company’s common stock. These costs will be offset against the proceeds from the Company’s equity offering.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At June 30, 2019 and December 31, 2018, the Company did not identify any liabilities that are required to be presented on the balance sheet at fair value.

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The adoption of this ASU did not have an impact on its financial statements.

F- 27

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The adoption of this ASU did not have an impact on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU for its year ended December 31, 2017.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company adopted this ASU beginning on January 1, 2018 and used the modified retrospective method of adoption. The adoption of this ASU did not have a material impact on the Company’s financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F- 28

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 3 – Equipment

At June 30, 2019 and December 31, 2018 equipment consisted of the following:

	June 30, 2019	December 31, 2018

Computer equipment	$6,046	$6,046
	6,046	6,046
Less accumulated depreciation	(1,112)	(954)
Equipment, net	$4,934	$5,092

Depreciation expense for equipment for the six months ended June 30, 2019 and 2018 was $158 and $318, respectively.

Note 4 – Leased Assets

At June 30, 2019 and December 31, 2018 all of the Company’s leased assets were finance leased right-of-use assets and consisted of the following:

	June 30, 2019	December 31, 2018

Vehicles	$5,825,988	$5,661,749
	5,825,988	5,661,749
Less accumulated depreciation	(1,067,878)	(546,632)
Leased assets, net	$4,758,110	$5,115,117

The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. Depreciation expense for leased assets for the six months ended June 30, 2019 and 2018 was $514,244 and $185,743, respectively. The lease terms are generally for 30 to 36 months and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

F- 29

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 5 – Notes Payable

Notes payable at June 30, 2019 and December 31, 2018 consisted of the following:

	June 30, 2019	December 31, 2018
Note payable to investor; accrue interest at 5% per annum; due August 31, 2019, as amended; unsecured	$880,000	$790,000

Notes payable to individual investors; accrue interest at 8% per annum; principal payments equal to 1/12 of original balance plus interest due quarterly; due from dates ranging from August 9, 2020 to March 26, 2021; unsecured (A)	319,667	319,667

Note payable to investor; accrue interest at 6% per annum; due August 31, 2019, as amended; unsecured (B)	222,222	222,222

Note payable to investor; original issue discount of $117,828; due he earlier of August 31, 2019, as amended, or closing of a public offering; secured by assets of the Company (C)	1,296,018	1,296,018

Note payable to merchant bank; accrues interest at 15% per annum; daily payments of $813	-	37,308

Line of credit; $65,000 limit; accrues interest at 15% per annum; weekly payments of $3,038	-	24,966

Note payable to merchant bank; accrues interest at 127% per annum; 28 weekly payments of $7,446	66,924	-

Note payable to merchant bank; accrues interest at 79% per annum; 26 weekly payments of $1,401	69,752	-

Note payable to merchant bank; accrues interest at 128 per annum; 130 daily payments of $1,558	101,273	-

Note payable to merchant bank; accrues interest at 150% per annum; 120 daily payments of $1,159	34,690	-

Note payable to merchant bank; accrues interest at 87% per annum; 160 daily payments of $2,016	76,548	-

Note payable to merchant bank; accrues interest at 138% per annum; 125 daily payments of $1,644	165,993	-
Total notes payable	3,233,087	2,690,181
Unamortized debt discount	(52,414)	(72,211)
Notes payable, net discount	3,180,673	2,617,970
Less current portion	(3,180,673)	(2,617,970)
Long-term portion	$-	$-

F- 30

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

(A) In connection with the issuance of these notes payable in 2018 and 2017, the Company also issued an aggregate of 24,050 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $119,875 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $119,875 is being amortized over the term of the notes payable. During the six months ended June 30, 2019 and 2018, $19,797 and $17,824, respectively, was charged to interest expense as amortization of the discounts, with an unamortized balance of $52,414 at June 30, 2019.

(B) This note payable was issued with an original issuance discount of $22,222 which is being amortized over the term of the notes payable. During the six months ended June 30, 2019 and 2018, $0 and $21,506, respectively, was charged to interest expense as amortization of the discount, with an unamortized balance of $0 at June 30, 2019.

(C) On March 8, 2018, the Company issued a note payable for $6,000,000. The note accrues interest at LIBOR plus 100 basis points and is due five years from the date of issuance. The note payable is secured by the restricted cash balance. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per shares. The warrants expire five years from the date of issuance. The Company also paid $178,228 of issuance costs associated with this note. The relative fair value of the 150,000 shares of common stock was $378,916 and the relative fair value of the 1,500,000 warrants was $3,726,506 and both were recorded as a discount on the note payable and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the note payable. On September 12, 2018, the Company entered into a new note payable agreement with this investor whereby, the Company repaid $4,821,810 of the original $6,000,000 note payable and with the balance of $1,178,190 plus an original issue discount of $117,828 being rolled into the September 12, 2018 note payable for $1,296,018. The original issue discount of $117,828 is being amortized to interest expense over the term of the new note payable. As a result of the $6,000,000 note payable being repaid in September 2018, the Company amortized to interest expense the remaining debt discount associated with the note payable of $4,018,560. During the six months ended June 30, 2019 and 2018, $0 and $265,089, respectively, was charged to interest expense as amortization of the debt discounts associated with the notes payable to this investor, with an unamortized balance of $0 at June 30, 2019.

A rollforward of notes payable from December 31, 2018 to June 30, 2019 is below:

Notes payable, December 31, 2018	$2,617,970
Issued for cash	1,051,330
Repayments	(508,394)
Amortization of debt discounts	19,797
Notes payable, June 30, 2019	$3,180,673

F- 31

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 6 – Lease Obligations

Lease obligations at June 30, 2019 and December 31, 2018 consisted of the following:

	June 30, 2019	December 31, 2018

Lease obligations	$3,221,785	$3,790,147
Less current portion	(1,662,476)	(1,562,651)
Long-term portion	$1,559,309	$2,227,496

A rollforward of lease obligations from December 31, 2018 to June 30, 2019 is below:

Lease obligations, December 31, 2018	$3,790,147
New lease obligations	510,136
Disposal of leased vehicles	(352,899)
Payments on lease obligations	(725,599)
Lease obligations, June 30, 2019	$3,221,785

The weighted-average remaining lease term at June 30, 2019 is 1.71 years and the weighted average discount rate is 5%.

The finance lease costs for the six months ended June 30, 2019 and 2018 consisted of depreciation expense of $514,244 and $170,059, respectively and interest expense of $114,221 and $41,758, respectively.

F- 32

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 7 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common Stock

During the six months ended June 30, 2019, the Company issued 84,300 shares of common stock to vendors in satisfaction of $421,500 of accounts payable and accrued expenses. The 84,300 shares were valued at $674,000; therefore the Company took a charge to earnings of $252,900 related to the settlement of debt during the six months ended June 30, 2019.

Stock Options

The following is a summary of stock option activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2018	300,000	$8.00	2.00	$-
Granted	-
Forfeited	-
Exercised	-
Outstanding, June 30, 2019	300,000	$8.00	1.50	$-
Exercisable, June 30, 2019	300,000	$8.00	1.50	$-

The exercise price for options outstanding at June 30, 2019:

Outstanding		Exercisable
Number of Options	Exercise Price	Number of Options	Exercise Price
300,000	$8.00	$300,000	8.00
300,000		300,000

The following is a summary of warrant activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2018	1,500,000	$4.00	4.44	$6,000,000
Granted	-
Forfeited	-
Exercised	-
Outstanding, June 30, 2019	1,500,000	$4.00	3.94	$6,000,000
Exercisable, June 30, 2019	1,500,000	$4.00	3.94	$6,000,000

The exercise price for warrants outstanding at June 30, 2019:

Outstanding and Exercisable
Number of Warrants	Exercise Price
1,500,000	$4.00
1,500,000

F- 33

YAYYO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

Note 8 – Related Party Transactions

During the six months ended June 30, 2019 and 2018, the Company paid management fees of $120,000 and $120,000, respectively, to a company that is owned by the Company’s majority stockholder.

During the six months ended June 30, 2019 and 2018, the Company expensed $53,507 and $0, respectively, in advertising expense from a company whose CEO is also a director of the Company. At June 30, 2019 and December 31, 2018, $387,978 and $334,471, respectively, was owed to this company and is included in accounts payable in the accompanying consolidated balance sheets.

Note 9 – Commitments and Contingencies

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on the Company’s consolidated financial position as of June 30, 2019, results of operations, cash flows or liquidity of the Company.

F- 34

Through and including                 , 2019, (the 25th day after the date of this prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

2,500,000 Shares

YayYo, Inc.

PROSPECTUS

Aegis Capital Corp.

July 12, 2019

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,782
FINRA filing fee	3,080
NASDAQ listing fee	75,000
Accountants’ fees and expenses	21,500
Legal fees and expenses	50,000
Printing and engraving expenses	5,000
Miscellaneous	15,000
Total expenses	$171,362

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities. Set forth below is information regarding shares of common stock issued by us since the Company’s inception on June 21, 2016.

(a) Issuance of Capital Stock.

On June 21, 2016 the Company issued 15,625,000 shares of common stock to our Founder, Ramy El-Batrawi, for no cost. Ramy El-Batrawi is an accredited investor for purposes of Rule 501 of Regulation D.

During the period from inception to December 31, 2016, the Company issued 9,386,000 shares of common stock to accredited investors for $1,319,900.

During the quarter ended March 31, 2017, the Company issued 45,225 to accredited investors for $180,900.

On July 15, 2017, the Company entered into an agreement pursuant to which the Company agreed to issue additional consideration to Acme Auto Leasing (the “Lessor”) in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company. On December 15, 2017, the Company issued the Lessor an additional 250,000 under a similar arrangement.

On December 20, 2017, the Company issued 20,000 shares of common stock to an attorney in exchange for the payment of legal services.

In the fourth quarter of 2017, the Company, in connection with the issuance of notes payable to investors, the Company issued an aggregate of 18,200 shares of common stock as additional incentive to make the loans.

In the first quarter of 2018, the Company, in connection with the issuance of notes payable to investors, the Company issued an aggregate of 3,000 shares of common stock as additional incentive to make the loans.

On February 21, 2018, the Company issued 81,250 shares of common stock to two accredited investors in exchange for services.

On March 8, 2018, the Company issued a note payable in the amount of $6,000,000. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per share.

On April 1, 2018, the Company entered into an incentive agreement for a grant of stock with Dave Haley, a former director of the Company, pursuant to which Mr. Haley has agreed to write, provide and procure two particular insurance policies for Rideshare Car Rentals, LLC and Distinct Cars, LLC (the “Special Policies”) in consideration for a grant of 250,000 shares of Company restricted common stock, provided further, that in consideration for certain monetary advances made and extended by Mr. Haley on behalf of the Company for certain down payment requirements for the Special Policies, the Company has agreed to issue Mr. Haley 14,945 shares of Company restricted common stock.

In April 2018, the Company, in connection with the issuance of notes payable to three investors, the Company issued an aggregate of 2,250 shares of common stock as additional incentive to make the loans.

In May 2018, the Company issued an accredited investor 1,250 shares of common stock for services.

In May 2018, the Company, in connection with the issuance of notes payable to one investor, the Company issued an aggregate of 600 shares of common stock as additional incentive to make the loans.

In July 2018, the Company issued a consultant 100,000 shares of common stock for an agreement to provide services. The Company entered into an agreement with the consultant to cancel the shares in November 2018.

In July 2018, the Company issued the Lessor 91,500 shares of common stock in connection with a lease arrangement.

In September 2018, the Company issued Dave Haley 6,250 shares in connection with the Special Policies.

In November 2018, the Company issued the Lessor 207,000 shares of common stock in connection with a lease arrangement.

In March 2019, the Company issued American Business Insurance Services, Inc. 80,000 shares of common stock in connection the settlement of $400,000 of debt.

In June 2019, the Company issued RG Alliance 4,300 shares of common stock in connection the settlement of $21,500 of debt.

The offers, sales and issuances of securities listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants.

As discussed above, on March 8, 2018, the Company issued a note payable in the amount of $6,000,000. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per share.

The warrant listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

During the year ended December 31, 2016, the Company issued 450,000 options. For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

During the year ended December 31, 2016, the Company issued 300,000 options. For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The option described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our stock option plans.

(d) Issuance of Notes.

The Company has issued the following notes:

●	Unsecured note payable for $390,000 to an investor that accrues interest at 5% per annum.
●	Unsecured notes payable for $319,667 to 38 individual investors that accrue interest at 8% per annum.
●	Unsecured note payable to investor for 222,222 that accrues interest at 6% per annum.

The notes were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities to accredited investors and did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on July 12, 2019.

YAYYO, INC.

By:	/s/ Jonathan Rosen
Jonathan Rosen
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 12, 2019.

/s/ Ramy El-Batrawi	/s/ Kevin Pickard
Ramy El-Batrawi	Kevin Pickard
Director	Director and Chief Financial Officer
Principal Financial Officer and Accounting Officer

/s/ Harbant S. Sidhu
Harbant S. Sidhu
Director

/s/ Jeffrey Guzy
Jeffrey Guzy
Director

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

3.1#	Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.2 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.2#	Amended and Restated Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.4 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.3#	Bylaws of YayYo, Inc. (incorporated by reference to Exhibit 2.3 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.4#	Amended and Restated Bylaws of YayYo, Inc. (incorporated by reference to Exhibit 3.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

3.5#	Certificate of Conversion of YayYo, LLC (incorporated by reference to Exhibit 2.1 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.6#	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 2.5 contained in the Registrant’s Form 1-A filed on December 15, 2016).

4.1#	Secured Convertible Note to Chase Financing Inc., dated January 6, 2017 (incorporated by reference to Exhibit 6.6 contained in the Registrant’s Form 1-A filed on January 19, 2017).

4.2#	Promissory Note with X, LLC, dated January 15, 2017 (incorporated by reference to Exhibit 6.8 contained in the Registrant’s Form 1-A filed on February 3, 2017).

4.3#	Warrant, dated March 8, 2018 (incorporated by reference to Exhibit 4.3 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

4.4#	Senior Secured Note, dated March 8, 2018 (incorporated by reference to Exhibit 4.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

4.5#	Form of Secured Promissory Note (incorporated by reference to Exhibit 6.14 contained in the Registrant’s Form 1-U filed on March 26, 2018).

4.6#	Secured Promissory Note, dated December 27, 2017 (incorporated by reference to Exhibit 6.16 contained in the Registrant’s Form 1-A filed on March 26, 2018).

4.7**	Form of Underwriter Warrant

5.1*	Opinion of Counsel to Registrant

10.1#	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.2#	Product Management Proposal (incorporated by reference to Exhibit 10.2 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.3#+	Executive Employment Offer (incorporated by reference to Exhibit 10.3 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.4#+	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.5#	Agreement with Chase Financing Inc., dated January 1, 2017 (incorporated by reference to Exhibit 10.5 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.6#	Limited Recourse Guaranty and Pledge with X, LLC, dated January 6, 2017 (incorporated by reference to Exhibit 6.5 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.7#	Common Stock Purchase Agreement, dated January 6, 2017 (incorporated by reference to Exhibit 10.7 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.8#	Form of SAFE Agreement (incorporated by reference to Exhibit 6.9 contained in the Registrant’s Form 1-A filed on February 3, 2017).

10.9#	Securities Purchase Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.9 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.10#	Side Agreement, dated July 15, 2017 (incorporated by reference to Exhibit 6.13 contained in the Registrant’s Form 1-A filed on March 28, 2018).

10.11#	Deposit Account Control Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.11 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.12#	Security Agreement, dated December 27, 2017 (incorporated by reference to Exhibit 6.28 contained in the Registrant’s Form 1-A filed on March 26, 2018).

10.13#	Registration Rights Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.13 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.14#	Patent and Trademark Security Agreement, dated December 27, 2017 (incorporated by reference to Exhibit 10.14 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.15#+	Incentive Agreement For Grant of Stock, dated April 1, 2018 (incorporated by reference to Exhibit 10.15 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.16#	Form of Open End Lease Agreement and Disclosure Statement (incorporated by reference to Exhibit 10.16 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.17#+	Non-Qualified Stock Option Agreement, dated June 9, 2017 (incorporated by reference to Exhibit 10.17 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.18#	Independent Director Agreement, dated November 27, 2017 (incorporated by reference to Exhibit 10.18 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.19#	Independent Director Agreement, dated November 8, 2017 (incorporated by reference to Exhibit 10.19 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.20#	Voting Trust Agreement, dated October 11, 2018, by and among YayYo, Inc., X, LLC, and each Trustee

21.1#	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 contained in the Registrant’s Form S-1 filed on April 30, 2018).

23.1*	Consent of AJ Robbins CPA, LLC, dated July 12, 2019.

23.2*	Consent of Counsel to Registrant, dated July 12, 2019 (included in Exhibit 5.1).

24.1#	Power of Attorney

* Filed herewith.

** To be filed by amendment.

# Previously filed.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 12, 2019

PROSPECTUS

YayYo, Inc.

[*] Shares of Common Stock [1]

The selling stockholders plan to sell an aggregate of up to (a) 150,000 outstanding shares of the registrant’s common stock, and (b) 1,500,000 shares of common stock issuable upon exercise of common stock purchase warrants.

The selling stockholders must sell their shares at a fixed price per share of $     , which is the per share price of the shares being offered in the IPO, until such time our shares are listed on a national securities exchange or quoted on the OTCBB, OTCQX or OTCQB marketplaces. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

We have applied to have our common listed on The Nasdaq Capital Market under the symbol “YAYO.”

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders; however, we may receive proceeds if the Selling Securityholder Warrant is exercised for cash. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 7 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. See “Risk Factors-Risks Relating to Ownership of Our Securities.”

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2019

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with a public offering of 2,500,000 shares of our common stock through the underwriters (excluding 375,000 shares which may be sold upon exercise of the underwriters’ over-allotment option). Sales by stockholders that purchased shares in our common stock from the underwritten offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Securityholder are those previously issued to the Selling Securityholder and those issuable to the Selling Securityholder upon exercise of the Selling Securityholder Warrant. For additional information regarding the issuance of common stock and the Selling Securityholder Warrant, see “Certain Relationships and Related Party Transactions” below. We are registering shares of common stock in order to permit the Selling Securityholder to offer the shares for resale from time to time. Except for the ownership of the common stock and the Selling Securityholder Warrant issued pursuant to the Securities Purchase Agreement, the Selling Securityholder have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the Selling Securityholder. The second column lists the number of shares of common stock beneficially owned by the Selling Securityholder, based on their respective ownership of shares of common stock of the Company and the Selling Securityholder Warrant, as of July 12, 2019, assuming exercise of the Selling Securityholder Warrant held by each such Selling Securityholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this Prospectus by the Selling Securityholder and does not take in account any limitations on exercise of the Selling Securityholder Warrant set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the common stock and the Selling Securityholder Warrant, this Prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued in connection with the Securities Purchase Agreement and (ii) 200% of the maximum number of shares of common stock issuable upon exercise of the Selling Securityholder Warrant, in each case, determined as if the outstanding Selling Securityholder Warrant were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the Selling Securityholder Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Securityholder pursuant to this Prospectus. For additional information regarding the Registration Rights Agreement, see “Description of Securities” below.

Under the terms of the Selling Securityholder Warrant, a Selling Securityholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Bellridge Capital, L.P. (1)	2,150,000	(2)	1,650,000	500,000

(1)	Bellridge Capital LLC (“BC LLC”) is the investment manager of Bellridge Capital, L.P., Boris Klimov (a.k.a Robert Klimov) is the managing partner and controlling person of BC LLC and may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC and Mr. Klimov each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(2)	Includes the following: (i) 400,000 shares of common stock, (ii) 1,500,000 underlying shares of common stock to be acquired upon the exercise of the Selling Securityholder Warrant, and (iii) an option (exercisable at any time by Bellridge Capital, L.P.) from a non-affiliate shareholder of the Company to purchase an aggregate of 250,000 shares of issued and outstanding common stock of the Company from the non-affiliate shareholder.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of our common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at a price of $4.00 per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In general, a person who has beneficially owned restricted shares of our common stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of our common stock made under this prospectus; however, if we receive proceeds from the cash exercise of the Selling Securityholder Warrant, such proceeds will be used for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The shares of common stock may be sold in one or more transactions at a price of $4.00 per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & DiChiara LLP, New York, New York.